UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MANNING & NAPIER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

290 Woodcliff Drive

Fairport, New York 14450

Marc O. Mayer Chairman and Chief Executive Officer

Letter to Our Stockholders

2020 was a challenging and remarkable year. We are proud that your company successfully navigated such an environment. We delivered excellent investment results and great service to clients, protected and supported our employees, and helped our communities and those in need. Our financial results improved greatly, we restructured our ownership in an accretive manner, and we generated strong returns to our shareholders.

We made important progress on all our objectives:

• Delivering excellent investment outcomes and solutions for clients.

• Providing superior advice and client service while increasing sales productivity across channels.

• Achieving operational excellence and improving efficiency by modernizing IT and re-engineering our business processes.

• Having a talent-rich, diverse, highly-aligned organization with a powerful, distinctive culture.

We generated excellent results across almost the entirety of our investments. Our multi-asset class strategies are the heart of our Wealth Management business. These dynamically allocated, globally diversified portfolios of stocks, bonds, and REITs provided essential downside protection during the precipitous declines of the first quarter of 2020 and participated fully in the subsequent sharp recovery. We saw strong results across most of our equity and fixed income strategies as well, most notably in our small and large-cap international equity strategies. These single asset-class portfolios are critical to our Intermediary and Institutional businesses.

We are honored to have been named the best actively managed fund family by Barron’s in 2020*.

Our constant outreach to clients during a frightening year, coupled with high quality, useful insights, was a hallmark of our efforts last year. Our AUM rose as our rate of outflows slowed dramatically reflecting excellent investment results over multiple years, a focus on differentiated service, and increased investment in our client-facing teams.

We made important progress across the many legs of our digital transformation, encompassing front, middle, and back office systems. Streamlining of business processes helped us improve operating margins from 2019’s 2% to 11%, still well below our goals.

In all things, the quality of our people, their character, and our culture, are central to our progress. Ours is a culture of debate, respectful but insistent. We take chances, we make mistakes, we learn from them. We know that the benefits of diversity and inclusion are clear. We also know the steps that we must take to be a more diverse firm, whose demographics of staff, leadership, and board are more representative of our country and the communities in which we do business; to this goal we are completely committed.

During 2020 we completed an important ownership restructuring, redeeming the private units tendered by our founder, Bill Manning, which represented close to a 75% economic interest in the firm. Bill Manning is a brilliant investor whose impact on our firm remains immense and enduring, for which we are deeply grateful.

The highly accretive ownership restructuring, in combination with our long-term incentive plans, have materially increased proportional ownership of MN common stock by active employees and the board. We strongly believe that further increasing the alignment of interests

Manning & Napier, Inc.

between our employees and board members with those of our stockholders is advantageous to all. As of the record date, April 21, 2021, for this year’s annual meeting, employees and board members own 20% of the voting stock of Manning & Napier, up dramatically from the end of 2018. If we include unvested shares, employee and board ownership of Class A stock would be 37%. We plan to increase employee and board ownership without diluting other shareholders and, to this end, have been repurchasing stock in 2021.

Your company delivered a total shareholder return of more than 260% in 2020, at the high end of its peer group. Manning & Napier is a focused company with a committed, well-aligned team and a strong culture. We believe we are well positioned to deliver excellent investment outcomes for our clients and to drive growth in each of our distribution channels. Our direction and strategy are clear, and we are committed to providing strong returns for our shareholders. We are grateful for your support.

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 16, 2021. Our

Annual Meeting is a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting and registering in advance at www.proxydocs.com/MN and entering the control number from your notice of internet availability of proxy materials or proxy card.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders describe the formal business to be transacted at the Annual Meeting. Our directors and executive officers will be present at the Annual Meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of Class A common stock outstanding at the close of business on April 21, 2021 will be entitled to vote at the Annual Meeting.

Your vote is important to us and our business and we strongly encourage you to cast your vote.

Sincerely,

Marc O. Mayer

Chairman and Chief Executive Officer

Fairport, New York

April 29, 2021

*

The Barron’s Best Fund Family Ranking published February 19, 2021, for the 2020 award period, ranked the Manning & Napier Fund, Inc. 1 out of 53 actively managed fund families. The percentile ranking is weighted by asset size relative to a fund family’s other assets in its general classification, meaning that larger funds in a fund family that perform well will boost the overall score. Past performance does not guarantee future results. Barron’s is a registered trademark of Dow Jones & Company.

2021 Proxy Statement

Notice of Annual Meeting of Stockholders To be held on June 16, 2021	290 Woodcliff Drive Fairport, New York 14450

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”), which will be a virtual meeting held over the Internet, will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 16, 2021 for the following purposes:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2021:

The Proxy Statement for the Annual Meeting of Stockholders and 2020 Annual Report to Stockholders are available, free of charge, at www.proxydocs.com/MN.

Agenda
I.	Election of six directors to the Company’s board of directors (“Board of Directors”);
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
III.	An advisory (non-binding) vote approving the compensation of our named executive officers;
IV.	An advisory (non-binding) vote on the frequency of the advisory vote approving the compensation of our named executive officers.
V.	Approval of the Company’s 2021 Stock Incentive Plan; and
VI.	Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record of the Company’s Class A common stock at the close of business on April 21, 2021 (“stockholders”) are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of Class A common stock held at the close of business on April 21, 2021. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting through the Corporate Secretary at our principal executive offices at 290 Woodcliff Drive, Fairport, New York 14450.

Even if you plan to attend the Annual Meeting, we ask you vote promptly to ensure that your shares are represented. Our Annual Meeting will be a virtual meeting held over the Internet, and you will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting and registering in advance at www.proxydocs.com/MN and entering your control number.

By Order of the Board of Directors,

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 29, 2021

Manning & Napier, Inc.

Manning & Napier, Inc.

Proxy Statement for the Annual Meeting of Stockholders to be held at 9:00 a.m. on June 16, 2021	Manning & Napier, Inc. 290 Woodcliff Drive Fairport, New York 14450

In this Proxy Statement for the Annual Meeting of Stockholders (this “Proxy Statement”), “we,” “our,” and “us” refers to Manning & Napier, Inc. (also referred to as the “Company”) and its consolidated subsidiaries.

This Proxy Statement is furnished to the holders of the Company’s Class A common stock (“stockholders”) in connection with the solicitation of proxies by the Company’s board of directors (“Board of Directors”) for use at the annual meeting of stockholders of the Company to be held on Wednesday, June 16, 2021 at 9:00 a.m., Eastern Daylight Time (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. As described below, the Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

A Notice of Internet Availability of Proxy Materials (the “Notice”) will initially be mailed to stockholders on or about May 3, 2021, and stockholders will have the option to request a full set of such materials (the Chief Executive Officer’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, a proxy card for holders of our Class A common stock, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 (the “Annual Report”)) prior to the Annual Meeting.

YOU CAN VOTE YOUR SHARES OF CLASS A COMMON STOCK OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

This Proxy Statement and our Annual Report are available at www.proxydocs.com/MN.

Manning & Napier, Inc.	1

Questions and Answers about the Proxy Materials and the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 16, 2021, live over the Internet at www.proxydocs.com/MN. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•

All stockholders can register to attend the Annual Meeting over the Internet at www.proxydocs.com/MN. After you register for the Annual Meeting, you will be provided with instructions on how to attend the meeting in a subsequent email, along with your unique URL address to attend the meeting, instructions on how to vote online during the meeting, and instructions on how to ask questions during the meeting;

•

Only stockholders as of the record date of April 21, 2021 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice, Proxy Card, or voting instruction form); and

•	A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at www.proxydocs.com/MN.

Who is soliciting my proxy?

The solicitation of proxies is made by and on behalf of the Board of Directors.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we will send a Notice to all of our stockholders as of the record date of April 21, 2021, unless you have previously requested printed copies or email delivery. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of our proxy materials. In addition, by following the instructions in the Notice, stockholders may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What matters will be voted upon at the Annual Meeting?

At the Annual Meeting you will be asked to consider and vote upon the following matters:

•	Election of six directors to our Board of Directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

•	An advisory vote approving the compensation of our named executive officers;

•	An advisory vote on the frequency of the advisory vote approving the compensation of our named executive officers;

•	Approval of the Company’s 2021 Stock Incentive Plan; and

•	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

2	2021 Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of Class A common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. An abstention from voting and broker non-votes, both of which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who is entitled to vote?

Only stockholders of record of our Class A common stock at the close of business on Tuesday, April 21, 2021, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each stockholder is entitled to one vote for each share of Class A common stock held as of close of business on the record date.

As of the record date, there were 16,972,523 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding shares as a “registered owner” compared to holding shares as a “beneficial owner”?

Most of our stockholders hold their shares of Class A common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a registered owner compared to holding shares as a beneficial owner:

•

Registered Owners—If your shares of Class A common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record. As the stockholder of record, you have the right to directly grant the Company a proxy to vote on your behalf or to vote in person at the Annual Meeting.

•

Beneficial Owners—If your shares of Class A common stock are held in a brokerage account, bank or by another nominee, you are the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote at the Annual Meeting. However, since you are not a stockholder of record, you may be required to obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote these shares at the Annual Meeting. Follow the instructions you receive from your broker, bank or other nominee.

What stockholder approval is necessary for approval of the proposals?

Directors are elected by the affirmative vote of the holders of a plurality of the shares of Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means the six individuals who receive the most votes will be elected as directors (“Plurality Vote”). While directors are elected by a Plurality Vote, our Board of Directors has adopted a director resignation policy. This policy states that in an uncontested election, any director nominee must tender his or her resignation to the Board of Directors if the director receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”). See “Corporate Governance – Majority Vote Resignation Policy for Director Elections” for more information. If you withhold the authority to vote for the election of a director nominee, your shares will not be voted with respect to such director nominee(s) indicated but your shares will be counted for purposes of determining whether there is a quorum. Under our director resignation policy, a “WITHHOLD” vote will have a similar effect as a vote against that director nominee. A broker non-vote will not count as a vote for or against this proposal.

Although the Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors, the Audit Committee will consider the outcome of the vote on the ratification of our independent public accounting firm when considering the appointment of PwC as our independent public accountants. A majority of the votes cast at the Annual Meeting (“Majority Vote”) is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Votes may be cast FOR or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will not count as a vote for or against the proposal. Since brokers have discretion to vote on this proposal, there will be no broker non-votes related to this proposal.

Manning & Napier, Inc.	3

Questions and Answers About the Proxy Materials and the Annual Meeting

The advisory vote approving the compensation of our named executive officers requires a Majority Vote. Votes may be cast FOR or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. Abstentions from voting and broker non-votes will not count as a vote for or against the proposal. While our Board of Directors intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature.

For purposes of the proposal on the frequency of executive compensation votes, which provides for whether to hold an advisory vote on compensation of our named executive officers once every one, two or three years, the option that receives the most votes will be considered the option recommended by the stockholders. A stockholder may also abstain from voting on the proposal. Abstentions and broker non-votes will not count as a vote for or against the proposal. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The approval of the adoption of the Manning & Napier, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) requires a Majority Vote. Votes may be cast FOR or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. While our bylaws would not count an abstention from voting as a vote for or against this proposal because it is not a vote cast, for this proposal, we will count abstentions as a vote against the proposal due to New York Stock Exchange (“NYSE”) rules. Broker non-votes will not count as a vote for or against this proposal.

May I vote my shares of Class A common stock at the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you have the right to vote these shares at the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock as of the record date, you may be required to request and receive a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares at the Annual Meeting. Follow the instructions you receive from your broker, bank or other nominee, as well as the instructions you receive during registration and via email after your successful registration at www.proxydocs.com/MN.

Even if you plan to attend the Annual Meeting over the Internet, we recommend that you vote before the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares of Class A common stock without attending the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you may vote over the Internet or, if you received paper copies of our proxy materials, over the Internet or by telephone or by completing, signing, dating and returning a proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until the start of the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may instruct your broker, bank or other nominee on how to vote your shares, by following the instructions in the materials you received from your broker, bank or other nominee.

What is a broker non-vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because: (1) the beneficial owner has not instructed the nominee how to vote; and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a broker, bank or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

All of the Company’s proposals other than the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2021 are non-routine matters and, therefore, shares of our Class A common stock held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. If you are a beneficial owner, you should follow the instructions provided by your nominee in directing your nominee on how to vote your shares of Class A common stock.

4	2021 Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

How will my proxy be voted?

Shares of Class A common stock represented by a properly executed proxy (in paper form, by Internet, or by telephone) that is received timely, and not subsequently revoked, will be voted at the Annual Meeting and any adjournments or postponements thereof in the manner directed. If you sign the proxy form but do not make specific choices, your proxy will vote your shares: (1) FOR the election of the nominees listed in this Proxy Statement as directors of the Company; (2) FOR the ratification of PwC as the Company’s independent registered public accounting firm for the 2021 fiscal year; (3) FOR the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K; (4) FOR EVERY ONE YEAR on an advisory (non-binding) vote on the frequency of conducting future advisory votes on executive compensation; and (5) FOR the approval of the Company’s 2021 Stock Incentive Plan.

If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, the Company is not aware of other matters to be acted on at the Annual Meeting other than those matters described in this Proxy Statement. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board of Directors.

May I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner of shares of Class A common stock as of the record date, you may revoke your proxy and change your vote with respect to those shares by submitting a later-dated proxy, a later-dated vote by telephone or a later-dated vote via the Internet, or voting at the Annual Meeting. You can also revoke your proxy by giving notice of your revocation to us in writing mailed to the attention of the Corporate Secretary, at our executive offices.

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may revoke your proxy and change your vote with respect to those shares by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or voting at the Annual Meeting.

You should be aware that your attendance at the virtual Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

Who will count the votes?

A representative of Mediant Communications, Inc. (“Mediant”), will tabulate and certify the votes. A representative of the proxy agent will serve as the inspector of election.

Who will pay the costs of soliciting proxies?

The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. The Company may also reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Class A common stock.

We have engaged The Proxy Advisory Group, LLC (“PAG”) to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

Where can I find the voting results of the Annual Meeting?

The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

Manning & Napier, Inc.	5

Questions and Answers About the Proxy Materials and the Annual Meeting

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and/or multiple proxy or voting instruction cards. For example, if you hold your shares of Class A common stock in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner of Class A common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Who can help answer my questions?

If you have any questions concerning a proposal or the Annual Meeting, or if you would like additional copies of this Proxy Statement or our Annual Report, please call our Investor Relations office toll free at 1-800-983-3369. In addition, information regarding the Annual Meeting is available via the Internet at our website https://ir.manning-napier.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE FOLLOWING THE INSTRUCTIONS IN THE MATERIALS YOU RECEIVED.

6	2021 Proxy Statement

Proposals to be Voted on at the Annual Meeting Proposal 1 Election of Directors

The Board of Directors unanimously recommends that stockholders vote FOR each of the director nominees listed herein.

At the Annual Meeting, six directors are to be elected to serve as members of our Board of Directors for a term of one year, until the 2022 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The six nominees for director are:

Richard S. Goldberg

Barbara Goodstein

Lofton Holder

Kenneth A. Marvald

Marc O. Mayer

Edward J. Pettinella

Robert Kopech will not stand for reelection to the Board at the Annual Meeting.

Our Nominating and Corporate Governance Committee recommended each of Richard S. Goldberg, Barbara Goodstein, Lofton Holder, Kenneth A. Marvald, Marc O. Mayer and Edward J. Pettinella as a nominee for director, and our Board of Directors approved the nomination of each of these director nominees. With the exception of Mr. Holder, all of these director nominees are current members of our Board of Directors, and each director nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. Our Board of Directors believes these director nominees are well qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole.

If any director nominee becomes unavailable for election, which is not anticipated, our Board of Directors intends that proxies will be voted for the election of such other person or persons as designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee, unless the Board of Directors resolves to reduce the number of directors to serve on the Board of Directors and thereby reduce the number of directors to be elected at the Annual Meeting.

There is no cumulative voting for the election of directors.

Number of Directors, Term of Directors and Executive Officers

Our Amended and Restated Bylaws provide that the number of directors to serve on the Board of Directors will not be less than three nor more than 15, with the exact number to be fixed by our Board of Directors. At our Annual Meeting, our stockholders elect successors for each director whose term as a member of our Board of Directors has expired. The Board of Directors currently has six directors. The Board of Directors elects members to fill new membership positions and vacancies in unexpired terms on the Board of Directors. Executive officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors

The following table sets forth certain information concerning the current directors of the Company whose terms of office will continue after the Annual Meeting, as well as information on the Company’s new director nominee. Ages are given as of the date of this proxy statement.

Name	Age	Position(s)	Date of Election

Marc O. Mayer	63	Chief Executive Officer, Chairman of the Board	2019

Richard S. Goldberg	68	Director	2014

Barbara Goodstein	60	Director	2012

Lofton Holder	56	Director Nominee

Kenneth A. Marvald	58	Director	2017

Edward J. Pettinella	69	Lead Independent Director	2011

Manning & Napier, Inc.	7

Proposal 1 Election of Directors

Marc O. Mayer      Age 63    |    Director since 2019

Committees: • None

Biography:

Marc O. Mayer has served as our Chairman of the Board since July 30, 2020 and as our Chief Executive Officer since January 2019. Mr. Mayer has also served as the President of our affiliates Manning & Napier Advisors, LLC (“Manning & Napier Advisors”), Manning & Napier Group, LLC (“Manning & Napier Group”), and Rainier Investment Management, LLC, since January 2019. Prior to joining the Company, Mr. Mayer served as Head of North American Distribution for Schroders in New York, where he was responsible for leading all institutional and intermediary business initiatives from 2014 to 2018. Prior to Schroders, he served as Chief Executive Officer at GMO LLC, an investment management firm, with over $70 billion in assets under management (“AUM”), from 2009 to 2011. This was preceded by a 20-year tenure at AllianceBernstein and its predecessor firm, Sanford C. Bernstein, Inc. At AllianceBernstein, Mr. Mayer’s roles included Head of their $250 billion in AUM global institutional business, Head of their $150 billion in AUM global intermediary business, and Chief Investment Officer of Blend Strategies, overseeing $150 billion in AUM. Prior to Bernstein’s combination with Alliance Capital, Mayer was Chief Executive Officer and Director of Research of Sanford C. Bernstein & Co., LLC, Bernstein’s sell-side research subsidiary, and also a member of Bernstein’s Board of Directors. Mr. Mayer Chairs the Board of Directors of the American Friends of the Hebrew University and he also chairs its investment committee. He also serves on the executive committee of the Hebrew University in Jerusalem. He serves on the board of overseers of the Columbia Business School and is a trustee of Saint Ann’s School in Brooklyn, NY. Mr. Mayer earned a Bachelor’s degree from Yale University in 1978, and an M.B.A. from Columbia University School of Business in 1983.

Qualifications:

Mr. Mayer’s qualifications to service on our Board of Directors include his over 30 years of experience in the asset management industry.

Richard S. Goldberg      Age 68    |    Director since 2014

Committees: • None

Biography:

Richard S. Goldberg served as our Co-Chief Executive Officer from March 2018 to January 2019, joined our Board of Directors in June 2014, and served as an advisor to Manning & Napier Advisors from 1998 through December 31, 2020. Mr. Goldberg has over 30 years of experience as an investment banker focusing on the global financial institution sector. His career included positions at Lehman Brothers, Lazard, Needham & Company (2009 to 2018) and Wasserstein Perella as head of the North American financial institutions advisory practice. Mr. Goldberg is currently a faculty and board member of Columbia University’s School of International and Public Affairs since 2005 and 2009, respectively. In addition, Mr. Goldberg has been a published author, taught graduate courses at Brandeis University’s International Business School as a Senior Lecturer, provided industry commentary on Bloomberg TV and NPR, and guest lectured at prominent US and European universities. Mr. Goldberg earned a Bachelor’s degree from Boston College in 1975 and an M.B.A. from University of Pennsylvania’s Wharton Business School in 1978.

Qualifications:

Mr. Goldberg’s qualifications to serve on our Board of Directors include his more than 30 years of experience in the investment industry.

8	2021 Proxy Statement

Proposal 1 Election of Directors

Barbara Goodstein      Age 60    |    Director since 2012

Committees: • Audit • Compensation • Nominating & Corporate Governance (Chair)

Biography:

Barbara Goodstein joined our Board of Directors in November 2012. Ms. Goodstein is the Founder of BGreat, and has served as its Chief Executive Officer since 2018. She served as the Chief Executive Officer and President of Tiger 21 Holdings from May 2015 through January 2018, and served as the Chief Marketing Officer at Vonage from July 2012 through January 2015. Prior to joining Vonage, Ms. Goodstein held senior management positions at AXA Equitable, JP Morgan Chase, and Instinet.com. Ms. Goodstein currently serves on the board of directors of KushCo Holdings Inc, where she acts as chair of the Nominating & Governance Committee. She also serves on the advisory board of FOX (Family Office Exchange), the premier global member network for enterprise families. In addition, Ms. Goodstein served as a member of the board of directors of AXA Advisors from 2006 through 2010 and Chase Investor Services Corp. from 2001 through 2005. Ms. Goodstein is a member of the Board of Directors of God’s Love We Deliver. Ms. Goodstein earned a Bachelor’s degree from Brown University in 1981 and an M.B.A. from Columbia University School of Business in 1983.

Qualifications:

Ms. Goodstein’s qualifications to serve on our Board of Directors include her extensive marketing experience in the financial services industry.

Lofton Holder      Age 56    |    Director Nominee

Committees: • None

Biography:

Lofton Holder is a director nominee nominated to join our Board of Directors at the Annual Meeting. From 2011 to 2019, Mr. Holder served as the co-founder and managing partner for Pine Street Alternative Asset Management Company, an investment management firm focused on providing seed capital to emerging hedge fund managers. Prior to co-founding Pine Street, Mr. Holder was a Partner and Managing Director at Investcorp International from 2004 to 2010, and a Managing Director at JP Morgan Investment Management from 1993 to 2004. Mr. Holder also held positions in the Investment Banking Department of The First Boston Corporation. Mr. Holder currently serves on the board of Golub Capital, where he is a member of the Nominating and Corporate Governance Committee and the Audit and Compensation Committees. Mr. Holder also serves on the boards of The Edwin Gould Foundation, Maimonides Medical Center, Pace University, and New York Gray’s Baseball Club. Mr. Holder earned a Bachelor’s degree from Columbia University in 1986, and an M.B.A from Yale University School of Management in 1990.

Qualifications:

Mr. Holder’s qualifications to serve on our Board of Directors include his more than 30 years of experience in the investment industry.

Kenneth A. Marvald      Age 58    |    Director since 2017

Committees: • Audit • Compensation • Nominating & Corporate Governance

Biography:

Kenneth A. Marvald joined our Board of Directors in April 2017. For over 25 years, Mr. Marvald has worked at Graywood Companies Inc., a global equity firm consisting of over 50 domestic and international operating companies across numerous industries, where he: (i) oversees all legal affairs as Vice President & General Counsel; and (ii) has P&L responsibility for a multimillion square foot commercial real estate portfolio. Mr. Marvald also serves as a board member on several boards, including the University of Rochester Medicine Highland Hospital Board, the Excellus Rochester Regional Advisory Board, and The Summers Foundation. Mr. Marvald earned a Bachelor’s degree in Political Science in 1984 from SUNY Binghamton, a J.D. from SUNY Buffalo Law School in 1987, and an LL.M. in Taxation from NYU Law School in 1988.

Qualifications:

Mr. Marvald’s qualifications to serve on our Board of Directors include his over 30 years of experience in corporate law focusing on corporate finance, real estate, M&A, and tax.

Manning & Napier, Inc.	9

Proposal 1 Election of Directors

Edward J. Pettinella      Age 69    |    Director since 2011

Committees: • Audit (Chair) • Compensation • Nominating & Corporate Governance

Biography:

Edward J. Pettinella joined our Board of Directors in November 2011 and was named Lead Independent Director in July 2020. From January 2004 through October 2015, Mr. Pettinella served as President, CEO and Director of Home Properties, Inc., a real estate investment trust that was traded on the NYSE and acquired, developed and operated apartment communities in the Northeast and Mid-Atlantic markets. Prior to joining Home Properties in 2001, Mr. Pettinella served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc. In addition, Mr. Pettinella held several management positions for Rochester Community Savings Bank, including Chief Operating Officer, Chief Financial Officer and Chief Investment Officer. Mr. Pettinella serves on the Board of Directors of Life Storage, Inc., a publicly traded real estate investment trust where he is the Chair of the Governance and Nominating Committee. Mr. Pettinella also serves on the Board of Directors of Royal Oak Realty Trust, a private non-traded real estate investment trust. Mr. Pettinella is also a member of the Syracuse University Board of Trustees, where he is the Vice Chair, serves on the Executive Committee and chairs the Audit and Risk Committee. Mr. Pettinella earned a B.S. in Business from SUNY Geneseo in 1973 and an M.B.A. in Finance from Syracuse University in 1976.

Qualifications:

Mr. Pettinella’s qualifications to serve on our Board of Directors include his extensive, broad-based financial and leadership experience in the banking and real estate industries, including a multi-billion dollar financial services company.

There are no family relationships among the Company and any of its current directors or director nominees.

Biographies of Executive Officers

Set forth below is a list of the names, ages and positions of the current executive officers of the Company as of the date of this proxy statement.

Name	Age	Position(s)	Date of Appointment

Paul J. Battaglia	42	Chief Financial Officer	2018

Christopher Briley	50	Chief Technology Officer, Manning & Napier Advisors	2019

Nicole Kingsley Brunner	41	Chief Marketing Officer, Manning & Napier Advisors	2018

Ebrahim Busheri	55	Director of Investments, Manning & Napier Advisors	2015

Stacey Green	46	Head of Human Resources	2021

Marc O. Mayer	63	Chief Executive Officer, Chairman of the Board	2019

Aaron McGreevy	46	Managing Director of Institutional & Intermediary Sales	2019

Scott Morabito	34	Managing Director of Client Service and Business Operations	2021

Sarah C. Turner	38	General Counsel & Corporate Secretary	2018

Greg Woodard	50	Managing Director, Wealth Management	2019

Paul J. Battaglia, Jr. has served as our Chief Financial Officer since March 2018. Mr. Battaglia previously served as Manning & Napier’s Vice President of Finance, having joined the Company in 2004. Mr. Battaglia also serves as the President and Chairman of Manning & Napier Fund, Inc. Prior to joining Manning & Napier, Mr. Battaglia served as an Audit Associate at PricewaterhouseCoopers, LLP. Mr. Battaglia serves on the Program Committee of Junior Achievement of Western NY. Mr. Battaglia earned a B.B.A./M.B.A. in Accounting and Finance from St. Bonaventure University in 2001. He is also a Certified Public Accountant.

Christopher Briley has served as our Chief Technology Officer since March 2019. Prior to joining the Company, Mr. Briley served as Legg Mason’s Head of Technology Business Management from February 2016 to January 2018, and its Managing Director and Head of Corporate Application Solutions from January 2018 to March 2019. From February 2013 to January 2016, Mr. Briley served as Senior

10	2021 Proxy Statement

Proposal 1 Election of Directors

Director of Global Applications and Architecture at networking services firm Ciena. Mr. Briley earned a Bachelor’s degree in Economics in 1994 from The University of North Carolina at Greensboro, and a Master of Science in Project Management from Penn State University in 2012.

Nicole Kingsley Brunner has served as our Chief Marketing Officer since March 2018. Ms. Brunner has previously served as Manning & Napier’s Director of Marketing Strategy from March 2016 to August 2018, and as our Marketing Manager from May 2002 to March 2016. Ms. Brunner is a member of the Board of Trustees for the National Susan B. Anthony Museum and House, the Advisory Board for Make-A-Wish of Metro/Western NY, and she also serves on the Grant Making Committee for the Rochester Women’s Giving Circle. Ms. Brunner earned a Bachelor’s degree in Public Relations and Marketing Communication from Simmons College in 2002.

Ebrahim Busheri, having rejoined the Company in 2011, is a member of the Senior Research Group and was named Director of Investments in March 2015. Previously, Mr. Busheri worked as the Director of Investments at W.P. Stewart and as a Consultant for Heritage Capital. From 1988 to 2001, Mr. Busheri worked at Manning & Napier Advisors in various roles, including as a Director of Research. Mr. Busheri earned a Bachelor’s degree in Accounting & Economics from Muskingum College in 1986 and an M.B.A. in Finance from the University of Rochester in 1988. Mr. Busheri is also a Chartered Financial Analyst.

Stacey Green has served as our Head of Human Resources since April 2021. Ms. Green previously served as HR Director and Assistant HR Director from January 2020 to April 2021 and January 2018 to January 2020, respectively. She joined the Company in 1997 and held various roles focusing on benefits and payroll within the Human Resources department before being promoted to Assistant HR Director in 2018. Ms. Green earned both a Bachelor’s degree in Business Management with a concentration in Human Resources and her MBA from St. John Fisher College in 1996 and 2001, respectively. Ms. Green also holds a certificate in Industrial Labor Relations from Cornell University and is a member of the Society for Human Resource Management.

Marc O. Mayer, a member of our Board of Directors, has served as our Chief Executive Officer since 2019. Mr. Mayer’s biographical information is included above with the director nominees.

Aaron McGreevy has served as our Managing Director of Institutional and Intermediary Sales since 2019. Mr. McGreevy previously served as Manning & Napier’s Director of Taft-Hartley Services, Vice President and Portfolio Strategist, and Senior Risk Management Analyst. Prior to joining Manning & Napier in 2004, Mr. McGreevy served as an Investment Officer at Fifth Third Bank. Mr. McGreevy earned a Bachelor’s degree in Business Administration from the University of Findlay in 2002. Mr. McGreevy is also a Chartered Retirement Plan Specialist and an Accredited Asset Management Specialist.

Scott Morabito has served as our Managing Director of Client Service and Business Operations since April 2021. Mr. Morabito also serves as the President of Exeter Trust Company, Vice President of the Manning & Napier Fund, Inc., and President and Director of Manning & Napier Investor Services, Inc., the Fund’s distributor. Mr. Morabito originally joined the Company in 2011, and previously served as Manning & Napier’s Managing Director of Operations from July 2019 to April 2021, Director of the Funds Group from January 2017 to July 2019, and held various roles as a strategy analyst or manager from September 2011 to January 2017. Mr. Morabito earned a Bachelor’s degree in Financial Economics from the University of Rochester in 2010 and his MBA in Finance from the Rochester Institute of Technology in 2011.

Sarah C. Turner rejoined the Company in May 2018 to serve as the Company’s General Counsel and Corporate Secretary. Ms. Turner also serves as Chief Legal Officer of Manning & Napier Fund, Inc. Ms. Turner served as Counsel in the Securities and Capital Markets practice group at the law firm Harter Secrest & Emery from October 2017 to April 2018, and prior to that she served as Legal Counsel to the Company since 2010. Prior to joining the Company in 2010, Ms. Turner served as an Associate in the Real Estate practice group at Mayer Brown LLP. Ms. Turner sits on the Board of Directors of the Rochester City Ballet. Ms. Turner earned a Bachelor’s degree in Political Science from Allegheny College in 2004 and her Juris Doctor from Fordham University School of Law in 2007.

Greg Woodard has served as our Managing Director of Wealth Management at Manning & Napier since 2019. In this role, he is a member of the Wealth Management Leadership Team and is responsible for the management of the Advisor teams which includes developing and executing a comprehensive distribution and client services strategy. From October 2016 to August 2019, Mr. Woodard served as Managing Director in the Company’s Portfolio Strategy Group, primarily responsible for maintaining consultant relations and providing field support for our client-facing teams. Prior to joining Manning & Napier in 2005, Mr. Woodard worked in Institutional Sales & Trading at Bear, Stearns & Co. and held similar roles at JP Morgan Chase and UBS. Mr. Woodard is a trustee of Hillside Children’s Foundation. Mr. Woodard received his BS in Accounting from Villanova University and his MBA in Finance and International Management from the University of Rochester.

There are no family relationships among the Company and any of its executive officers.

Manning & Napier, Inc.	11

Corporate Governance

Recent Developments—Elimination of Shareholder Rights Plan

On April 14, 2020, we established a shareholder rights plan by entering into a Rights Agreement with American Stock Transfer & Trust Company, LLC (the “Rights Agreement”). We adopted the Rights Agreement in response to a combination of factors, including the extraordinary business and market dislocations resulting from the COVID-19 pandemic and the actions taken to contain it, and the change in our capital structure resulting from our founder redeeming his interests in Manning & Napier Group. We deliberately allowed the Rights Agreement to expire pursuant to its terms as of April 14, 2021.

On March 15, 2020, William Manning delivered a notice to the Company indicating that he would tender the entirety of his private interests in Manning & Napier Group for either cash or shares of our Class A common stock pursuant to the Company’s legacy annual exchange process. During the period when our independent directors were determining whether to issue shares or pay cash for these interests, the COVID-19 pandemic resulted in substantial business and market dislocations and ultimately a significant decrease in the market price of our Class A common stock, down to our lowest historical closing price. We announced the independent directors’ determination to settle the transaction in cash on April 9, 2020, with a closing targeted for no later than May 15, 2020. The redemption resulted in a reduction of our adjusted shares outstanding from approximately 81.9 million shares to 21.9 million shares, and an increase in the Company’s ownership of Manning & Napier Group from approximately 19.5% to 88.2%.

Given the combination of these unprecedented events occurring in quick succession, the Board believed the Company was vulnerable to a hostile takeover. We adopted the Rights Agreement to give the Board an additional tool to protect our stockholders by adding leverage for the Company in potential takeover negotiations.

While we have no current intention to establish another stockholder rights plan, we have a policy on such plans. Under that policy, our Board will seek and obtain prior stockholder approval of any new stockholder rights plan with a duration of one year or longer. If the Board adopts a stockholder rights plan without obtaining prior stockholder approval, the Board will submit any future renewal of the stockholder rights plan to the stockholders for approval in advance of the effectiveness of the renewal. If presented by the Board for stockholder approval at a meeting of the stockholders and not approved by the stockholders, the plan will expire no later than 30 days after the certification of the voting results of the stockholder meeting. When adopting a rights plan with or without prior stockholder approval, our policy has been updated to require that, in addition to other required public disclosures, the Company will issue a press release explaining the Board’s detailed rationale for adopting the rights plan. Our Policy on Stockholder Rights Plans is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Majority Vote Resignation Policy for Director Elections

The Company’s Bylaws provide that Directors are elected by a Plurality Vote. Although nominees who receive the most votes for the available positions will be duly elected, in October 2020, our Board of Directors adopted a director resignation policy for director nominees who receive a majority of “withheld” votes. This policy is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company. If the election is uncontested (the number of director nominees is not greater than the number of Board seats open for election), after the certification of a stockholder vote in which a director nominee received more “withheld” votes than “for” votes, the director must submit his or her resignation to the Chairman of the Board of Directors within five business days.

Upon receipt of the resignation, the Nominating and Corporate Governance Committee will evaluate the factors it deems relevant to making a recommendation to the Board of Directors regarding the tendered resignation, including:

•	the stated reasons why stockholders who withheld votes from the director did so;

•	the qualifications of the director, including whether the director’s resignation would impact the Company’s ability to comply with the requirements of the SEC and NYSE; and

•	whether the director’s resignation would be in the best interests of the Company and its stockholders.

12	2021 Proxy Statement

Corporate Governance

Directors will not participate in deliberations or determinations relating to matters in which they have an interest. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors within 45 days after the stockholder meeting at which the election occurred. The recommendation may include accepting or rejecting the resignation or rejecting the resignation while committing to mitigate or cure the underlying reasons reasonably believed to have resulted in the withheld votes. The Board will consider the recommendation and take formal action no later than 120 days after the stockholder meeting, and the Company will promptly disclose the decision.

Board Meetings

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend all Board of Directors meetings and meetings of the committees of the Board of Directors on which they serve. During 2020, the Board of Directors held eleven meetings. Each director attended at least 75% of the combined total number of meetings of the Board of Directors and each board committee of which he or she was a member.

Attendance of Directors at 2020 Annual Meeting of Stockholders

The Board of Directors encourages all of its members to attend its annual meeting of stockholders. Seven of the Company’s directors who were serving at the time participated in the virtual 2020 annual meeting of stockholders.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors. Our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters. Copies of these committee charters can be found under the “Investor Relations—Governance” section of the Company’s website at https://ir.manning-napier.com and are available to any stockholder upon request in writing to the Company.

Audit Committee    Number of Meetings in 2020: Six

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including performing the following duties:

• monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

• assuming direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

• providing a medium for consideration of matters relating to any audit issues; and

• preparing the audit committee report that the SEC rules require be included in our filings with the SEC.

As of the date of this proxy statement, Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella serve on the Audit Committee, and Mr. Pettinella serves as its chair. Our Board of Directors has determined that Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella each are financially literate and independent under the NYSE listing standards and under Rule 10A-3 of the Exchange Act, and that Mr. Pettinella is an “audit committee financial expert” within the meaning of the applicable rules of the SEC and the NYSE.

Manning & Napier, Inc.	13

Corporate Governance

Compensation Committee    Number of Meetings in 2020: Nine

Our Compensation Committee reviews and recommends policies relating to the compensation and benefits of our officers, directors and employees. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives, and setting compensation of these persons based on such evaluations. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee may, in its discretion, delegate its authority to its chair or a subcommittee when it deems appropriate and in the best interests of the Company.

As of the date of this proxy statement, Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella serve on the Compensation Committee, and Mr. Kopech serves as its chair. Our Board of Directors has determined that each of the Compensation Committee members is independent under the NYSE listing standards.

Nominating and Corporate Governance Committee    Number of meetings in 2020: Four

The Nominating and Corporate Governance Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors, evaluates our Board of Directors and our management succession, develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics, and generally advises our Board of Directors on corporate governance and related matters.

As of the date of this Annual Report, Ms. Goodstein and Messrs. Kopech, Marvald and Pettinella serve on the Nominating and Corporate Governance Committee, and Ms. Goodstein serves as its chair. Our Board of Directors has determined that each of the Nominating and Corporate Governance Committee members is independent under the NYSE listing standards.

Director Independence

Our Board of Directors has determined that Ms. Goodstein and Messrs. Marvald, Pettinella and Kopech, as well as director nominee Lofton Holder, are each, or was during the period of their service during 2020, considered to be “independent directors” within the meaning of the NYSE’s listing standards and under applicable law. The Company does not have separate criteria for determining independence that differ from the NYSE listing standards.

Our Board of Directors reviews periodically the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). A director will be considered independent if the Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) as specified in the listing standards of the NYSE.

Board Leadership Structure

Our Board of Directors and management believe that the choice of whether the Chairman of our Board of Directors should be an executive of the Company or an independent director depends upon a number of factors, taking into account the candidates for the position and the best interests of the Company and its stockholders. Currently, Mr. Mayer is our Chairman and Chief Executive Officer. We believe having Mr. Mayer serve in both of these roles provides a useful bridge between our Board of Directors and management, which facilitates effective communication. With his more than 30 years of experience in the asset management industry, Mr. Mayer is well suited to drive our long-term strategic initiatives as Chairman while focusing management’s attention on strategy development, the execution of strategic initiatives, and day-to-day operations and performance of the company in his role as Chief Executive Officer.

When Mr. Mayer was appointed Chairman of the Board of Directors in July 2020, the Nominating and Corporate Governance Committee recommended, and Board of Directors designated, Mr. Pettinella to serve as Lead Independent Director. In this role, the Lead Independent Director serves as a liaison between the Chairman and the other directors. We believe it is important, while the Board has a Chairman that is also our Chief Executive Officer, for the Lead Independent Director to ensure that we are implementing and maintaining strong corporate governance practices. The Lead Independent Director presides over the executive sessions of the Company’s non-management directors, which are held in conjunction with each regular Board of Directors meeting and may be called by the Lead Independent Director as circumstances warrant. The Lead Independent Director also is responsible for collaborating with and supporting

14	2021 Proxy Statement

Corporate Governance

each of our standing committees in performing their designated roles for the Board of Directors. The role and responsibilities of our Lead Independent Director are described in our Corporate Governance Guidelines, a copy of which is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Board Evaluations and Process for Selecting Directors

Our annual Board evaluation process focuses on assessments of the Board of Directors at the Board, committee, and individual director levels. During this process, directors identify key skills and characteristics currently present on the Board, which the Nominating and Governance Committee then utilizes as a tool to identify gaps in specific skill sets. The results of the Board evaluations are aggregated by our General Counsel and Nominating & Corporate Governance chair, and reported to the Nominating & Governance Committee and then to our full Board. Our Nominating & Corporate Governance Committee discusses Board succession and reviews potential candidates. When seeking candidates for election and appointment to the Board of Directors, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties. When seeking director candidates, our Nominating & Corporate Governance Committee also considers the competency of the Board of Directors as a whole and has increased its focus on inclusion and diversity of ideas and backgrounds.

Stockholder Nominations

Stockholders may submit candidates for nomination to the Board of Directors in accordance with the procedures set forth in our Amended and Restated Bylaws. There have been no material changes to the procedures by which stockholders may submit candidates for nomination to the Board of Directors since the date of our last proxy statement. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as all other candidates.

To date, no stockholder nominations for director have been made nor have any stockholder recommendations for director been received by the Company.

Executive Sessions

Executive sessions of the Company’s non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant.

Board’s Role in Risk Management Oversight

The Board of Directors oversees the process of risk management which may, from time to time, be delegated to a committee. Members of management at the Company who bear responsibility for the management and assessment of risk regularly communicate with the Board of Directors regarding the Company’s risk exposure and its efforts to monitor and mitigate such risks. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board of Directors may maintain oversight over such risks through the receipt of reports provided by the committee to the full Board of Directors. In addition, if a particular risk is material, or where otherwise appropriate, the full Board of Directors may assume oversight over a particular risk, even if the risk was initially overseen by a committee. Our Board of Directors believes that its leadership structure described above facilitates its oversight of risk management because it allows the Board of Directors, working through its committees, to appropriately participate in the oversight of management’s actions.

The Company’s Audit Committee maintains initial oversight of risks related to the integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function) and the performance of the Company’s independent auditor.

The Company’s Compensation Committee maintains initial oversight of risks related to the Company’s compensation practices, including practices related to equity incentive programs, other executive or company-wide incentive programs and hiring and retention. The Compensation Committee also reviews the Company’s compensation programs periodically for consistency and overall alignment with corporate goals and strategies.

The Company’s operating subsidiaries maintain several committees to address risks that the Company has determined to be of material importance to necessitate ongoing monitoring, such as regulatory compliance, litigation, financial reporting, cybersecurity, human resources and vendor management. These committees oversee our cybersecurity risk management program and receive updates on our cybersecurity risk profile. The committees are each comprised of key members of senior management, who meet periodically throughout the year and escalate any material issues to the Company’s Board of Directors when appropriate.

Manning & Napier, Inc.	15

Corporate Governance

Communications with the Board of Directors

Stockholders and all other interested parties may communicate with the Board of Directors, committees of the Board of Directors, and the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient(s), author, and state whether the author is a stockholder of the Company, and may be forwarded to the following address:

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, New York 14450

Attn: Corporate Secretary

Our Board of Directors has directed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Corporate Governance Guidelines

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

Our Board of Directors has adopted Corporate Governance Guidelines, which guide the Board of Directors in the performance of its responsibilities to serve the best interests of the Company and its stockholders, a copy of which is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We intend to disclose within four business days any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics, by posting that information on the Company’s website. Our Code of Business Conduct and Ethics is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Hedging Policies

Our Board of Directors has adopted an Insider Trading and Confidentiality Policy Statement that applies to all of the Company’s directors, officers and employees. The purpose of this policy, in addition to addressing the treatment of material non-public information, is to make clear that the Company considers it improper and inappropriate for its officers, directors and employees to engage in short-term or speculative transactions in the Company’s Class A common stock and transactions designed to offset any decrease in the market value of our stock. Our policy prohibits our directors, officers and employees from engaging in the following transactions:

•	trading in options on or short sales of our Class A common stock;

•	puts, calls or other derivative securities of our Class A common stock;

•	hedging transactions;

•	holding our Class A common stock in a margin account as collateral for a margin loan; and

•	pledging shares of our Class A common stock as collateral for a loan.

Our Insider Trading and Confidentiality Policy Statement is posted on the Company’s website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

16	2021 Proxy Statement

Corporate Governance

Corporate Social Responsibility

We strive to build brighter futures, no matter what comes next.

For clients, we create and deliver differentiated financial solutions with exceptional client service to help our clients achieve their financial goals.

For stockholders, we focus on increasing the fundamental value of Manning & Napier and returning that value to our stockholders.

For employees, we emphasize a culture that embraces diversity of talent, background and perspectives. We value meaningful relationships, bold initiative, and continuous growth, and we seek to create a more diverse and inclusive culture as we believe they are fundamental to our success as a company.

For communities where we live and work, we are dedicated to supporting our employees in contributing both time (with paid volunteer days) and financial resources (through a charitable giving match) to improve the well-being of our communities.

Talent Management, Diversity & Inclusion

We believe that our employees are the lifeblood of our business, and the long-term success of our clients and shareholders is highly dependent on the accomplishments of our people. To that end, we are heavily invested in the success of our people and work to ensure that there is strong economic alignment between our people and our clients and shareholders.

We believe deeply that character matters and that firms with great cultures and strongly held values stand a better chance of delivering excellent results for all stakeholders. We are fiduciaries, and for over 50 years, we have always understood in the most profound ways what it means to put clients’ interests first.

As of April 21, 2021, we had 275 employees, the majority of whom are based in Fairport, New York. Women represented 43% of our workforce, while people of color represented 7%. The Executive Committee that is responsible for day-to-day operations of the firm is comprised of 30% female members, while 20% are people of color. Increasing the diversity of our firm, its leadership and its board is a stated objective for our management team and the board. We are committed to a workplace of belonging, and our Committee for Diversity and Inclusion is a critical component in setting a tone where diversity is embraced, celebrated and utilized to drive better decision making and outcomes for all stakeholders. Our long-term goal is to have a workforce and a leadership team whose makeup is similar to the demographics of our country and the communities in which we do business. This will take time, but we are committed to making consistent progress. To that end, we have established goals against which we can measure our progress, specifically that 20% of new employees hired annually will be racially or ethnically diverse, and 50% will be women.

We seek to foster a creative and innovative workplace that is a reflection of our values and the communities in which we operate. We are committed to attracting, developing and retaining a diverse team of highly talented and engaged employees to deliver superior solutions and provide excellent service to our clients. We want to be a destination of choice for the most capable and promising talent.

We devote significant resources to ensure that we have a deep bench of talented employees that have the necessary training to perform their duties, including firm-sponsored training and development activities, assistance for continuing professional education and tuition assistance for academic programs.

We strive for high levels of employee engagement to support our values-based culture. We provide employees with the tools and flexibility to maintain a healthy work-life balance. We are committed to frequent and meaningful communication with employees, and solicit regular feedback from them, both informally and via survey data. We employ a comprehensive objective setting and performance review process to ensure clear feedback is given and people know what is expected and how they are doing. Consistent with our values, we encourage openness and healthy debate.

Manning & Napier, Inc.	17

Executive Compensation

Summary Compensation Table

The following tables and related narrative contain information regarding the compensation earned during the fiscal years ended December 31, 2020 and 2019 (if applicable) of our principal executive officer, and each of our two most highly compensated executive officers serving with us at December 31, 2020, other than our principal executive officer. For 2020, Messrs. Battaglia and McGreevy’s compensation earned was identical. We refer to these individuals in this Annual Report as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation ($) (3)	Total ($)

Marc O. Mayer Chief Executive Officer	2020	500,000		787,000		—	—	675,000	17,481	1,979,481
	2019	457,692	(4)	2,250,000	(4)	753,750	1,461,380	—	52,827	4,975,649

Ebrahim Busheri Director of Investments	2020	425,000		—		260,129	—	2,478,037	34,950	3,198,116
	2019	425,000		—		240,340	—	1,420,000	34,301	2,119,641

Aaron McGreevy Managing Director of Institutional & Intermediary Sales	2020	250,000		375,000		165,263	—	—	13,589	803,852
	2019	85,000		200,000		—	—	333,299	14,601	632,900

Paul Battaglia Chief Financial Officer	2020	250,000		375,000		165,263	—	—	13,589	803,852

(1)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2020 valuations, see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Represents non-equity incentive plan compensation amounts paid as described in “Narrative to the Summary Compensation Table-Non-Equity Incentive Plan Compensation.”
(3)

Represents the aggregate dollar amount of all miscellaneous compensation received by our named executive officers for 2020. The following table summarizes the Company’s contributions to the Company’s 401(k) and Profit Sharing Plan and Other Compensation for each of our named executive officers for 2020:

Name	401(k) Profit Sharing and Matching Contributions	Other Compensation		Total—All Other Compensation

Marc O. Mayer	$13,118	$ 4,363	(5)	$17,481

Ebrahim Busheri	$13,589	$21,361	(6)	$34,950

Aaron McGreevy	$13,589	$ —		$13,589

Paul Battaglia	$13,589	$ —		$13,589

(4)

Pursuant to his employment agreement entered in conjunction with his appointment as Chief Executive Officer in January 2019, Mr. Mayer received a base salary of $500,000 (prorated for the time period served in 2019) and a cash bonus of $2,250,000 in 2019.

(5)	Pursuant to his employment agreement, Mr. Mayer is entitled to an annual reimbursement of up to $20,000 per year for travel expenses between New York, New York and Rochester, New York.
(6)

Mr. Busheri is a permanent resident of the state of Florida. Based on the job requirements of his role, in a typical year when our workforce is not operating remotely, he is required to travel regularly to the Company’s headquarters in Rochester, New York. In lieu of the Company reimbursing Mr. Busheri for individual meals and lodging while in Rochester, the Company contributes to the cost of renting an apartment in Rochester, New York.

18	2021 Proxy Statement

Executive Compensation

Narrative to the Summary Compensation Table

Overview. Our compensation programs for our named executive officers are designed to meet the following objectives:

•	support our business strategy;

•

attract, motivate and retain top-tier professionals within the investment management industry by rewarding past performance and encouraging future contributions to achieve our strategic goals and enhance stockholder value;

•	link total compensation to individual, team and Company performance on both a short-term and a long-term basis;

•	align our named executive officers’ interests with those of our stockholders; and

•	be flexible enough so we can respond to changing economic conditions.

Our compensation programs for our named executive officers provide opportunities, predominantly contingent upon performance, which we believe have assisted our ability to attract and retain highly qualified professionals. In the past we have used, and we will likely use in the future, a combination of cash compensation programs and equity participation. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and we expect that some of our policies and practices may change in order to enable us to better achieve these objectives.

Annual Salary. Our Compensation Committee reviews the annual salaries of our named executive officers. Base salaries are intended to provide our named executive officers with a degree of financial certainty and stability that does not depend on our performance. We consider it a baseline compensation level that delivers some current cash income to these executives. In light of his appointment as an executive officer during 2019, we increased Mr. McGreevy’s annual base salary during 2020 to $250,000 per year, effective January 1, 2020, which is commensurate with the annual base salary of other executive officers of comparable seniority and position. No changes were made to the annual base salaries of our named executive officers for 2020.

Annual Bonus. Cash incentive compensation is a key part of the overall annual compensation for Messrs. Mayer, Battaglia and McGreevy. The cash bonus Messrs. Mayer, Battaglia and McGreevy earned in 2020 was discretionary and based on the completion of agreed upon individual goals during the year.

Equity Based Compensation. Our 2011 Equity Compensation Plan (the “2011 Plan”) permits the grant or issuance of a variety of equity awards of both Manning & Napier, Inc. and of Manning & Napier Group. In determining the equity awards to be granted to our named executive officers, we have taken, and in the future intend to take, into account the following factors:

•	the value of such awards;

•	the named executive officer’s level of current and potential job responsibility; and

•	our desire to retain the named executive officer over the long term.

Mr. Mayer did not receive any new equity awards in 2020.

Mr. Busheri received an equity award of 153,017 restricted stock units (“RSUs”) issued under the 2011 Plan in 2020 based on fiscal 2019 performance that will convert to shares of our Class A common stock on a one-for-one basis. The RSUs are subject to time vesting. One-third of the RSUs vested on December 31, 2020, and one-third of the RSUs will vest on each of December 31, 2021 and December 31, 2022.

Messrs. Battaglia and McGreevy each received an equity award of 105,263 RSUs issued under the 2011 Plan in 2020 based on 2019 performance that will convert to shares of our Class A common stock on a one-for-one basis. The RSUs are subject time vesting, with one-fourth of such RSUs vesting on each of February 3, 2022, February 3, 2023, February 3, 2024 and February 3, 2025.

Manning & Napier, Inc.	19

Executive Compensation

Non-Equity Incentive Plan Compensation. Cash incentive compensation is a key part of the overall annual compensation for Messrs. Mayer and Busheri. Under the terms of Mr. Mayer’s employment agreement, the amount of his 2020 non-equity incentive compensation was based on our pretax operating income (35%), investment performance (30%) and achievement of strategic initiatives (35%). Based on investment performance, Mr. Mayer earned non-equity incentive compensation of $675,000 for 2020. The 2020 non-equity incentive compensation for Mr. Busheri was based on the investment returns of the Company’s assets under management over the one-, three-and five-year time horizons. Mr. Busheri earned non-equity incentive compensation of $2,478,037 for 2020.

Retirement Benefits. We maintain a contributory defined contribution retirement plan for all employees, and match up to 50% of each employee’s contributions, not to exceed 3.5% and 3% of their total compensation during the year ended December 31, 2020 and 2019, respectively, (other than catch-up contributions by employees age 50 and older) up to an annual limitation as determined by the IRS. In addition, we may make an annual discretionary profit sharing contribution, subject to certain limitations.

Employment Agreements

Mr. Mayer. We entered into an employment agreement with Mr. Mayer on January 30, 2019, which was subsequently amended on December 31, 2020. Pursuant to his employment agreement, upon Mr. Mayer’s employment and appointment as Chief Executive Officer on January 30, 2019, he was granted under the 2011 Plan a total of 375,000 restricted stock units (the “Sign-On RSUs”) and options to purchase up to 3,500,000 shares of our Class A common stock at an exercise price of $2.01 per share. The Sign-On RSUs converted to shares of our Class A common stock on a one-for-one basis. The option to purchase up to 500,000 shares of our Class A common stock is subject to time vesting (the “TSOs”). One-third of the TSOs vested on each of January 1, 2020 and January 1, 2021, and the remaining one-third will vest on January 1, 2022. The option to purchase up to 3,000,000 shares of our Class A common stock is subject to the achievement of specified performance-vesting criteria (the “PSOs”) and vests in installments only if the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds a certain threshold for 20 consecutive days prior to the specified date. As of December 31, 2021, PSOs to purchase 1,845,000 shares had vested. For additional information on the performance-vesting criteria, see the “Outstanding Equity Awards at Fiscal Year End” table below.

Pursuant to his employment agreement, the amount of Mr. Mayer’s bonus for 2020 was based on our pretax operating income, investment performance and achievement of strategic initiatives. The target bonus amount in 2020 was (1) $2.25 million if our operating revenue for 2020 was less than $180 million or (2) $2.5 million if our operating revenue for 2020 was equal to or greater than $180 million. The maximum potential payout based on 2020 performance was $3.4 million. For 2021 and subsequent years, the Compensation Committee and Mr. Mayer will negotiate in good faith to determine Mr. Mayer’s target bonus for the year and the amount of Mr. Mayer’s bonus will be based on the achievement of performance criteria to be determined by the Compensation Committee prior to the start of such year. Up to 40% of each annual bonus may be deferred and paid in the form of an award pursuant to the Company’s Deferred Incentive Compensation Program and subject to the terms and conditions of the Manning & Napier, Inc. 2018 Long-Term Incentive Plan.

Pursuant to Mr. Mayer’s employment agreement, if his employment is terminated due to his death or disability, and subject to certain restrictions, his estate or he will be eligible to receive: (1) his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date; (2) immediate vesting of any unvested Sign-On RSUs; and (3) a pro rata portion of the target annual cash bonus in the year his employment is terminated. If Mr. Mayer is terminated without cause or resigns with good reason, he will be eligible to receive the compensation discussed above in addition to an aggregate of $5 million in severance payments paid over the two-year period following the termination or resignation, provided he executes and does not revoke a general release and waiver of all claims. If Mr. Mayer’s employment is terminated due to his disability, then for the period of time during which his disability continues, he may continue to participate in certain of the employee benefit plans in which he participated immediately prior to his removal.

In addition, if Mr. Mayer is terminated without cause or resigns for good reason after January 1, 2020 and a change in control occurs within 12 months, the Company will pay Mr. Mayer the cash equivalent of the number of TSOs that would have vested had he remained employed through the date of the change in control multiplied by the excess of the value of a share of our Class A common stock in the change in control transaction over the exercise price of the TSOs.

If Mr. Mayer is terminated for cause or Mr. Mayer resigns without good reason, he will be eligible to receive his base salary, reimbursement of expenses and other benefits to which he would be entitled through the termination date, and he will forfeit his unvested Sign-On RSUs, TSOs and PSOs and any unpaid annual cash bonuses.

Pursuant to Mr. Mayer’s employment agreement, during and for a two-year period following termination of employment: (1) Mr. Mayer may not, without the written consent of the Company, directly or indirectly (a) persuade or encourage, or attempt to do so, any customer, client, or affiliate of the Company or an affiliate to cease doing business with the Company or an affiliate or to compete with the Company or an affiliate, or (b) solely with respect to clients or customers for whom the Company or an affiliate is a provider of investment management

20	2021 Proxy Statement

Executive Compensation

services with respect to 50% or more of the client’s or customer’s assets under management, do business with such customer, client or affiliate; (2) Mr. Mayer may not compete with the Company in the territories served, or contemplated to be entered by, the Company or its affiliates; and (3) Mr. Mayer may not, without the written consent of the Company, directly or indirectly employ or contract any person who then is or has been an employee of or consultant to the Company or its affiliates within one year prior to such date of termination and with whom Mr. Mayer has material contact. Mr. Mayer must also forever hold in a fiduciary capacity for our benefit all secret and confidential information obtained by him and may not, without the written consent of the Company or as required by law, disclose such information to anyone other than the Company and those designate by the Company.

Messrs. Battaglia, Busheri and McGreevy. During 2020, Manning & Napier Advisors was party to agreements with each of Messrs. Battaglia, Busheri and McGreevy, which provide for at-will employment for each of them. While these agreements do not provide compensation terms or duration of employment, such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients. Pursuant to such agreements, for an eighteen-month period following termination of employment, the former employee may not solicit, persuade or encourage any of our customers, partners, affiliates, suppliers or vendors to cease doing business with us or our affiliates, to compete with us or our affiliates, or to do business with any competitor of us or our affiliates. The former employee may not, for an eighteen-month period following termination of employment and without written consent of Manning & Napier Advisors, solicit, recruit, hire or engage any employee of Manning & Napier Advisors or its affiliates with whom the former employee had material conduct during the former employee’s employment with Manning & Napier Advisors. Pursuant to his employment terms, Mr. Battaglia is entitled to severance payments of up to one year’s base salary plus 50% of his annual target bonus, as well as continuation of medical benefits for up to one year.

Determination of Compensation and Role of Directors and Executive Officers in Compensation Decisions

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our named executive officers. For a discussion of the Compensation Committee’s role and responsibility, see “Corporate Governance-Board Committees-Compensation Committee” included earlier in this Proxy Statement. Our Chief Executive Officer and Chairman also works with the Compensation Committee and the Board of Directors to set the compensation of the named executive officers other than themselves. Our Compensation Committee, with the oversight of the Board of Directors, has been delegated the authority for: (1) overseeing our compensation policies and programs and setting the compensation of our Chief Executive Officer and Chairman; (2) reviewing our achievements as a company and the achievements of our named executive officers; and (3) providing input and guidance to our Chief Executive Officer and Chairman in the determination of the specific type and level of compensation of our other named executive officers and the rest of the senior management team.

Role of Independent Compensation Consultant

Our Compensation Committee is responsible for determining the compensation of our named executive officers. During 2020, McLagan provided the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends in those industries generally. McLagan provides guidance and assistance to the Compensation Committee as it makes its compensation decisions, either directly to the full Compensation Committee or through conversations with the Committee’s chairman. McLagan has not provided any services to the Company other than those it provided to the Compensation Committee in its role as independent consultant. We, from time to time, will review our relationship with McLagan and reaffirm its appointment as our independent consultant.

Manning & Napier, Inc.	21

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards as of December 31, 2020 for our named executive officers:

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

Marc O. Mayer	—	166,666	—	$2.01	1/1/2025	(2)	—		$—
	—	166,668	—	$2.01	1/1/2026	(3)	—		$—
	183,666	—	—	$2.01	12/10/2024	(4)	—		$—
	289,000	—	—	$2.01	12/17/2024	(5)	—		$—
	289,000	—	—	$2.01	12/30/2024	(6)	—		$—
	—	—	289,000	$2.01	Varies	(7)	—		$—
	—	—	289,000	$2.01	Varies	(8)	—		$—
	—	—	289,000	$2.01	Varies	(9)	—		$—
	—	—	288,000	$2.01	Varies	(10)	—		$—

Ebrahim Busheri	—	—	—	N/A	N/A		130,420	(11)	$817,733

Aaron McGreevy	—	—	—	N/A	N/A		131,004	(12)	$821,395
	—	—	—	N/A	N/A		5,000	(13)	$31,350

Paul Battaglia	—	—	—	N/A	N/A		112,109	(14)	$702,923

(1)

Amount shown is determined by multiplying the closing sales price of our Class A common stock as of December 31, 2020, which was $6.27 per share as reported on the New York Stock Exchange, by the number of shares or units that have not vested.

(2)	These options vested on January 1, 2021.
(3)	These options vest on January 1, 2022 subject to Mr. Mayer’s continued employment through such date.
(4)	These options became exercisable on December 10, 2020.
(5)	These options became exercisable on December 17, 2020.
(6)	These options became exercisable on December 30, 2020.
(7)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $6.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2024. These options expire on the fourth anniversary of the vesting date. (These options subsequently vested on February 10, 2021 and will expire on February 10, 2025, which is the fourth anniversary of the vesting date.)

(8)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $6.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs prior to December 31, 2024. These options expire on the fourth anniversary of the vesting date. (These options subsequently vested on February 26, 2021 and will expire on February 26, 2025, which is the fourth anniversary of the vesting date.)

(9)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $7.25 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2025. These options expire on the fourth anniversary of the vesting date. (These options subsequently vested on March 9, 2021 and will expire on March 9, 2025, which is the fourth anniversary of the vesting date.)

(10)

These options vest on the date the closing price per share of our Class A common stock as reported on the New York Stock Exchange exceeds $7.75 for 20 consecutive days, subject to Mr. Mayer’s continued employment through such date and provided such date occurs on or prior to December 31, 2025. These options expire on the fourth anniversary of the vesting date.

(11)	The RSUs are subject to time vesting and will vest in installments of 79,415 and 51,005 on December 31, 2021 and December 31, 2022, respectively.

22	2021 Proxy Statement

Executive Compensation

(12)

The RSUs are subject to time vesting and will vest in installments of 25,741 on December 3, 2021, 26,316 on each of February 3, 2022, February 3, 2023 and February 3, 2024 and 26,315 on February 3, 2025.

(13)	The restricted stock awards are subject to time vesting and will vest on April 16, 2021.
(14)

The RSUs are subject to time vesting and will vest in installments of 6,846 on December 3, 2021, 26,316 on each of February 3, 2022, February 3, 2023 and February 3, 2024 and 26,315 on February 3, 2025.

Director Compensation

In fiscal year 2020, compensation for our non-employee directors included an annual cash retainer of $95,000 (prorated for the time period served as directors in 2020 by each of Messrs. Domino and George), an annual cash retainer of $15,000 for the chairs of our Audit Committee and Compensation Committee, an annual cash retainer of $5,000 for the chair of our Nominating & Governance Committee, an annual cash retainer of $50,000 for the Lead Independent Director (prorated for the time period served in 2020 by Mr. Pettinella) and a $95,000 equity grant of vested unrestricted stock in 2020 to reflect the non-employee directors’ service for fiscal year 2019. The value of the equity grant included in the table below may differ as it represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board of Directors, committee and stockholder meetings, or other Company related business, including reasonable out-of-pocket expenses for travel, meals and lodging. We reserve the right to change the manner and amount of compensation to our non-employee directors at any time.

Mr. Manning, previously the Chairman of the Company’s Board of Directors, and Messrs. Domino and George did not stand for reelection to the Board at the 2020 annual meeting of stockholders.

Mr. Goldberg received monthly compensation of $35,000 per month in his role as a senior advisor to the Company for January through April 2020. Beginning on May 1, Mr. Goldberg’s monthly compensation changed to $20,000 per month. Directors who are also employees of the Company, including Messrs. Mayer and Goldberg, did not receive any compensation for their service as directors while employed by the Company during the year ended December 31, 2020. Mr. Manning received $1 compensation for his service as a director and the Company also made a contribution to the Health/Retirement/Savings Account and paid for tax compliance services on his behalf.

The following table sets forth information concerning non-employee director compensation during the year ended December 31, 2020. Refer to the “Summary Compensation Table” above for compensation earned by Mr. Mayer in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All other compensation		Total ($)

Joel Domino	42,250	85,605	—		127,855

Edward George	42,250	85,605	—		127,855

Richard Goldberg	—	—	312,227	(2)	312,227

Barbara Goodstein	100,000	85,605	—		185,605

Robert Kopech	110,000	47,611	—		157,611

William Manning	1	—	30,392	(3)	30,393

Kenneth A. Marvald	95,000	85,605	—		180,605

Edward J. Pettinella	132,300	85,605	—		217,905

(1)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2020 valuations, see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

Mr. Goldberg serves as a senior advisor to the Company. In 2020, the Company paid Mr. Goldberg $35,000 per month in January through April. Beginning on May 1, Mr. Goldberg’s monthly compensation changed to $20,000 per month for an annual total of $300,000. All other compensation also includes $12,227 in contributions to the Company’s 401(k) and Profit Sharing Plan for Mr. Goldberg for 2020. In addition, Mr. Goldberg continues in his position as a member of the board of directors for no additional compensation.

(3)	In 2020, the Company paid $30,392 of tax compliance services on behalf of Mr. Manning.

Manning & Napier, Inc.	23

Executive Compensation

Mr. Manning beneficially owns shares and other interests in M&N Group Holdings, LLC (“M&N Group Holdings”) and Manning & Napier Capital Company, LLC (“MNCC”), and receives pro-rata distributions derived in part from the earnings of those companies in respect of his shares and other interests at the same time cash distributions are made on all shares or other interests in those companies. These distributions are not included in his compensation total above.

Equity Compensation Plan Information

The following table shows information as of December 31, 2020 about shares of our Class A common stock authorized for issuance under the 2011 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by security holders	5,172,481	(1)	$2.01	(2)	3,124,420	(3)

Equity compensation plans not approved by security holders	2,021,781	(4)	$—	(5)	—

Total	7,194,262		$—		3,124,420

(1)

Represents shares of our Class A common stock issuable upon the vesting of RSUs and the vesting and exercise of stock options granted under the 2011 Plan. As of December 31, 2020, the Company had 2,922,481 outstanding RSUs, 761,666 outstanding unexercised vested options to purchase shares of Class A common stock and 1,488,334 outstanding unvested options to purchase shares of Class A common stock.

(2)	Represents weighted-average exercise price of outstanding stock options as of December 31, 2020. There is no exercise price associated with the RSUs outstanding at December 31, 2020.
(3)	Represents shares of Class A Common stock available for future issuance under the 2011 Plan as of December 31, 2020.
(4)

Represents units of Manning & Napier Group which may be exchangeable for shares of our Class A common stock. For a description of material terms, see “Certain Relationships and Related Party Transactions—Related Party Transactions—Exchange Agreement” below.

(5)	No additional consideration is payable in connection with the exchange of units of Manning & Napier Group for shares of our Class A common stock.

24	2021 Proxy Statement

Principal and Management Stockholders

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 21, 2021 with respect to:

•	each person known to us to own beneficially more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The following table does not include any shares of Class A common stock that may be outstanding within 60 days after April 21, 2021 pursuant to the right of holders of Class A units of Manning & Napier Group, pursuant to the terms of the exchange agreement with M&N Group Holdings and MNCC to exchange those units for shares of Class A common stock because no final binding elections to tender units for exchange have been received by the Company as of April 21, 2021.

The information as to the number of shares beneficially owned by the individuals and entities listed below is derived from reports filed with the SEC by such persons and Company records. In accordance with the rules and regulations of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 21, 2021. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock. For more information regarding our principal stockholders and the relationship they have with us, see “Certain Relationships and Related Party Transactions.” Unless otherwise indicated, the address for each stockholder listed below is c/o Manning & Napier, Inc., 290 Woodcliff Drive, Fairport, New York 14450.

	Class A common stock (1)

Beneficial Owner	Number of Shares Beneficially Owned (#) (2)	Percent of Shares Beneficially Owned (%) (2)

Executive Officers and Directors

Marc Mayer (3)	1,755,749	9.9%

Paul Battaglia	11,263	*

Ebrahim Busheri	255,997	1.5%

Aaron McGreevy	69,644	*

Barbara Goodstein	177,848	1.1%

Richard S. Goldberg	145,137	*

Robert Kopech	42,468	*

Lofton Holder	—	—

Kenneth A. Marvald	130,966	*

Edward J. Pettinella	539,318	3.2%

All executive officers and directors as a group (16 persons)	3,228,261	19.0%

5% Stockholders

Renaissance Technologies LLC (4)	1,188,568	7.0%

The Vanguard Group (5)	851,399	5.0%

*	Less than 1%.
(1)	Each share of our Class A common stock is entitled to one vote per share.
(2)

As of April 21, 2021, there were 16,972,523 shares of our Class A common stock outstanding. The percentage of beneficial ownership as to any person as of that date is calculated by dividing the number of shares beneficially owned by the person, which

Manning & Napier, Inc.	25

Principal and Management Stockholders

includes the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days of such date, by the sum of the number of shares outstanding as of the date plus the number of shares as to which the person as the right to acquire voting or investment power as of or within 60 days of such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(3)	Number of shares beneficially owned includes 695,332 presently exercisable stock options.
(4)

Information obtained from a Schedule 13G/A filed with the SEC on February 11, 2021 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, 800 Third Avenue, New York, NY 10022. According to the Schedule 13G/A, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation beneficially own and have sole dispositive power over 1,188,568 shares of our Class A common stock, sole voting power over 1,144,868 shares of our Class A common stock and shared voting and dispositive power over zero shares of our Class A common stock.

(5)

Information obtained from a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G/A, The Vanguard Group, beneficially owns 851,399 shares of our Class A common stock, has sole dispositive power over 844,481 shares of our Class A common stock, has shared voting power over 4,318 and shared dispositive power over 6,918 shares of our Class A common stock, and sole voting power over zero shares of our Class A common stock.

26	2021 Proxy Statement

Proposal 2

Ratification of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PwC as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2021. Stockholders are being asked to ratify the action of the Audit Committee.

PwC has been our independent auditor since 2007, and no relationship exists other than the usual relationship between an auditor and its client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions by stockholders and will have the opportunity to make a statement if the representatives desire to do so.

If our stockholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee may, but is not required to, reconsider whether to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2021 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees for professional services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers, LLP (“PwC”), in each of the last two years.

	Year Ended December 31,

Fee Category	2020	2019

Audit Fees (1)	$1,304,811	$1,127,100

Audit-Related Fees (2)	2,200	2,200

Tax Fees	—	—

All Other Fees (3)	116,400	1,077,950

Total Fees (4)	$1,423,411	$2,207,250

(1)

Audit fees consist of fees and expenses for professional services provided in connection with the annual audit of our consolidated financial statements, services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, and the annual audits of the financial statements of the Exeter Trust Company collective investment trusts.

(2)	Audit-related fees consist of fees for the performance of audits and attest services not required by statute or regulations.
(3)

In 2020, All Other Fees includes $115,500 of fees paid by the advisor on behalf of the funds we manage related to the merger of certain series within the funds. In 2020 and 2019, All Other Fees consist of procurement of a financial statement disclosure checklist offered by PwC to its clients. In 2019, as part of the Company’s initiative to advance its digital transformation, PwC assisted the Company in its digital capability assessment, including defining its operational model and associated technology platform, and assistance with third-party vendor reviews. Fees, including expenses, in 2019 for this were $1,075,250. In 2019, All Other Fees also consist of procurement of an on-line accounting research tool offered by PwC to its clients.

(4)

PwC also provides audit and tax services to the mutual funds we manage. Fees for these services were approximately $640,145 and $816,800 for audit fees in 2020 and 2019, respectively, and $430,920 and $433,610 for tax services in 2020 and 2019, respectively. The tax services provided consisted primarily of tax compliance and related services for the mutual funds. The fees for these services are not included in this table as they were not provided to us or our consolidated subsidiaries.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered public accounting firm. The Audit Committee will annually review and pre-approve the audit and non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. The Audit Committee may also designate a member of management to monitor the performance of all services provided by the independent registered public accounting firm and report his or her findings to the Audit Committee.

Manning & Napier, Inc.	27

Audit Committee Report

Notwithstanding anything to the contrary set forth in any filings of Manning & Napier, Inc. under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee has also discussed with PwC matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Pursuant to the requirements of the Public Company Accounting Oversight Board, the Audit Committee has also received and reviewed the written disclosures and the letter from PwC, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

Edward J. Pettinella, Chairman

Barbara Goodstein

Robert Kopech

Kenneth A. Marvald

28	2021 Proxy Statement

Proposal 3

Advisory Vote on Executive Compensation

The Board of Directors, upon the recommendation of the compensation committee, unanimously recommends that stockholders vote, on an advisory basis, FOR the approval of the compensation of the company’s named executive officers.

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to vote on an advisory resolution to approve the executive compensation of our named executive officers. Accordingly, stockholders will vote on approval of the following resolution at the 2021 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative disclosure.

Our compensation programs for our named executive officers are designed to meet our objectives of supporting our business strategy, attracting, motivating and retaining top-tier professionals within the investment management industry, linking total compensation to individual, team and Company performance on both a short-term and a long-term basis, aligning our named executive officers’ interests with those of our stockholders, and being flexible enough to respond to changing economic conditions. We provide a combination of the following elements of compensation to our named executive officers: (1) base salary; (2) annual bonus; (3) equity based compensation; (4) retirement benefits; and (5) limited benefits and perquisites.

While our Board of Directors and Compensation Committee intend to carefully consider the outcome of the vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2022 annual meeting of stockholders.

Manning & Napier, Inc.	29

Proposal 4

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

The Board unanimously recommends that stockholders vote FOR the option of EVERY ONE YEAR as the frequency with which stockholders will have an advisory, non-binding vote on executive compensation.

Under Section 14A of the Exchange Act, the Company is required to seek an advisory, non-binding stockholder vote on the frequency of submission to stockholders of the advisory vote on executive compensation. Stockholders have the opportunity to vote on whether this “say-on-pay” vote will occur once every year, every two years, every three years, or they may abstain from voting.

After careful consideration of the frequency alternatives, the Board of Directors believes that conducting a vote on executive compensation on an annual basis is appropriate for the Company and its stockholders. Therefore, the Board of Directors and Nominating and Corporate Governance Committee are recommending that stockholders vote for the option of every ONE year as the frequency with which stockholders will have a “say-on-pay.”

While our Board of Directors intends to carefully consider the outcome of the vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

30	2021 Proxy Statement

Proposal 5

Approval of the Company’s 2021 Stock Incentive Plan

The Board of Directors recommends a vote FOR the approval of the 2021 stock incentive plan.

We are asking our stockholders to approve the adoption of the Manning & Napier, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). Our Compensation Committee approved and adopted the 2021 Plan on April 19, 2021, subject to stockholder approval.

The 2021 Plan will become effective upon stockholder approval, and no awards may be granted under the 2021 Plan after the date that is 10 years from the date the 2021 Plan was last approved by our stockholders.

The closing stock price of a share of the Company’s Class A common stock as reported on the New York Stock Exchange on April 21, 2021, our record date, was $7.26.

Why Stockholders Should Approve the 2021 Plan

We are not requesting any additional shares. The shares available for grants under the 2021 Plan will consist solely of the shares remaining available under our existing 2011 Plan, as well as any shares forfeited under outstanding awards under the 2011 Plan. If the 2021 Plan is approved, no further grants will be made under the 2011 Plan.

We need the 2021 Plan to attract and retain top talent, and to align employees’ interests with our shareholders. We believe that equity compensation strengthens the alignment of employees’ long-term economic interests with those of our shareholders. If the 2021 Plan is not approved, the 2011 Plan with expire pursuant to its terms in November 2021 and the Company will have no means to grant equity compensation to its directors and key employees. We expect that this would result in increased cash compensation charges and cash expenditures. Attracting and retaining our top talent without equity compensation would be significantly more difficult, which could lead to negative results for clients and shareholders. Further, the lack of an equity component to compensation may also reduce the alignment of shareholder and employee interests, and it is thus critical that the 2021 Plan be approved.

Our recent historical share usage has been adversely impacted by a change in capital structure and the addition of a new CEO.

“Burn rate” measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2020, 2019, and 2018, our burn rate was 7.5%, 5.3%, and 1.6%, respectively, resulting in an average annual burn rate of 4.8% over the three-year period. The rates were calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year including class A units of Manning & Napier Group.

Prior to 2019, the 2011 Plan was not consistently utilized. Beginning with Mr. Mayer’s arrival in January 2019, the Company started a more intentional strategy to utilize equity compensation under the 2011 Plan to attract and retain key employees and foster alignment with shareholders, including awards granted to Mr. Mayer upon his joining the Company after our extensive search for a new Chief Executive Officer. The Company delivered $5 and $6 million in long-term equity compensation (vesting over 5 years) in January 2020 and January 2021, respectively, to retain key contributors. However, due to our low stock price at the time of grant, the January 2020 award consisted of nearly 3 million restricted stock units. By contrast, the January 2021 award included approximately 1 million restricted stock units. In addition, and as previously discussed, our adjusted shares outstanding reduced dramatically in 2020 when our founder’s private ownership interests were repurchased. The awards granted during 2019 and 2020, combined with our extraordinarily low stock prices and reduced share count, presented an anomaly whereby we increased our share usage dramatically, resulting in the dilution of our shareholders.

The impacts of the equity compensation awarded under the 2011 Plan since 2019 were more than offset by the accretive impact of the redemption transaction that was completed in March 2020, when William Manning tendered the entirety of his private interests in Manning & Napier Group for cash pursuant to the Company’s annual legacy exchange process. The Company’s market capitalization was significantly reduced following the retirement of approximately 60 million private interests as part of the redemption.

Manning & Napier, Inc.	31

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

The 2021 Plan includes best compensation and governance practices. The 2021 Plan reflects best practices for equity compensation, including the following:

2021 Plan does...	2021 Plan does NOT...

✓ Provide for a minimum one-year vesting period subject to certain limited exceptions	× Permit single-trigger vesting on a change in control (except where an acquirer does not assume outstanding awards)

✓ Subject the payment of dividends and dividend equivalents on an award to the vesting of the award	× Permit liberal share recycling

✓ Contain limits on the number of shares that may be granted to any employee or consultant in a year	× Permit the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval

✓ Contain limits on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year	× Permit the grant of stock options or stock appreciation rights with below-market exercise prices

✓ Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards	× Contain any “evergreen” provisions that automatically add shares to the plan reserve

✓ Provide for the forfeiture/clawback of awards under certain circumstances	× Permit the grant of reload stock options

× Permit “net share counting” upon the exercise of stock options and stock appreciation rights

× Permit the recycling of shares underlying awards that are settled in cash

× Provide for any excise tax gross-ups

The Award Agreements under both the 2011 Plan and 2021 Plan include significant holding requirements. In addition to vesting requirements, our Award Agreements require recipients of awards to retain at least 30% of their award for a period of five years beyond the applicable vesting date.

Description of the 2021 Plan

The full text of the 2021 Plan is attached to this proxy statement as Exhibit A. The principal terms of the 2021 Plan are described below, but the description is qualified in its entirety by reference to the 2021 Plan itself. In the event of a conflict between the description and the terms of the 2021 Plan itself, the terms of the 2021 Plan will govern. The 2021 Plan will not become effective unless approved by our stockholders.

Purpose

The purpose of the 2021 Plan is to promote stockholder value and our future success by providing appropriate retention and performance incentives to employees and non-employee directors of the Company or its affiliates, and any other individuals who perform services for the Company or its affiliates.

Administration

Except as noted below, the 2021 Plan will be administered by the Compensation Committee (the “Committee”) of the Board. Under the 2021 Plan, each member of the Committee is required to be, and currently is:

•	a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act of 1934; and

•

a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the exchange on which the Company’s shares of Class A common stock are traded.

32	2021 Proxy Statement

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

The Committee will have the authority to select the employees and other individuals (other than non-employee directors) to receive awards under the 2021 Plan, to determine the type, size and terms of the award to be made to each individual selected, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the 2021 Plan and the awards granted under the 2021 Plan, to establish, amend and rescind any rules and regulations relating to the 2021 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2021 Plan.

The Board has all the powers otherwise vested in the Committee by the terms of the 2021 Plan in respect of awards granted to non-employee directors.

Delegation. The Committee may authorize any one or more of its members or any officer of the Company or any affiliate to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

Prohibition Against Repricing. Notwithstanding the foregoing, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. A stock option or stock appreciation right may not be surrendered in consideration of, or exchanged for cash, other awards or a new stock option or stock appreciation right having an exercise price below that of the surrendered or exchanged stock option or stock appreciation right, unless the exchange occurs in connection with a corporate transaction or is approved by the stockholders of the Company. Any amendment or repeal of the prohibition against repricing, surrender or exchange requires the approval of the stockholders of the Company.

Eligible Participants

Employees and non-employee directors of the Company or its affiliates, and other individuals who perform services for the Company or any of its affiliates, are eligible to receive awards under the 2021 Plan. As of April 21, 2020, approximately 280 persons, including eight executive officers, five non-employee directors and approximately 267 other individuals may be considered for awards under the 2021 Plan.

No award of stock options or restricted stock, and no issuance of shares upon exercise of a stock option or settlement of any restricted stock unit or other stock-based award, may be made to an individual who has committed any act which could serve as a basis for: (i) denial, suspension or revocation of the registration of any investment adviser, including affiliates of the Company, under Section 203(e) of the Investment Advisers Act of 1940, or for disqualification of any investment adviser, including affiliates of the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940; (ii) precluding the Company or its affiliates from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974; or (iii) precluding the Company or its affiliates from qualifying as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.

Neither the Committee nor the Board has made any decisions with respect to the individuals who may receive awards under the 2021 Plan after June 15, 2021 or the amount or nature of future awards. It is contemplated that any annual equity grant to non-employee directors and any new non-employee director would be made under the 2021 Plan. See “Executive Compensation—Director Compensation.”

Authorized Shares

The maximum number of shares available for grant and issuance under the 2021 Plan will be: (a) 3,124,420, which is the number of shares available for issuance under the 2011 Plan on December 31, 2020; plus (b) any shares of Class A common stock that are subject to awards granted under the 2011 Plan that expire, are forfeited or canceled or terminate for any other reason on or after January 1, 2021 without the issuance of shares (other than shares used to pay the exercise price of a stock option under the 2011 Plan and shares used to cover the tax withholding of the award under the 2011 Plan); minus (c) the number of shares of Class A common stock granted under the 2011 Plan on or after January 1, 2021 and before June 16, 2021. As of April 21, 2021, 1,998,367 shares remain available for issuance of future awards under the 2011 Plan. A total of 1,150,000 stock options remain outstanding with a weighted average exercise price of $2.01 and weighted remaining term of 4.0 years. Stock awards totaling 3,981,095 (including restricted stock units) are outstanding under the 2011 Plan.

Manning & Napier, Inc.	33

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

Shares available for re-issuance under the 2021 Plan:

•	Shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares.

Shares not available for re-issuance under the 2021 Plan:

•	Shares delivered to, or retained by the Company, in payment of the exercise price of a stock option;

•	Shares delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an award;

•	Shares covered by a stock-settled award such as a stock appreciation right that were not issued upon the settlement of the award; and

•	Shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.

Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issued under the 2021 Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.

Types of Awards

The 2021 Plan allows for the granting of the following types of awards:

•	Stock options (both incentive stock options and non-qualified stock options);

•	Stock appreciation rights;

•	Restricted stock;

•	Restricted stock units; and

•	Other stock-based awards.

Each award granted under the 2021 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2021 Plan.

Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either: (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Only employees of the Company and its affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by the Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. The exercise price may be payable either in: (1) cash; (2) if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares; (3) if permitted by the Committee, by tendering shares previously acquired; (4) if permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price; or (5) any combination of the foregoing. Stock options are subject to a minimum vesting period of one year, with limited exceptions as described below. Vesting of stock options may be based on continued employment or the satisfaction of specified performance criteria.

Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by the Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant. Stock appreciation rights are subject to a minimum vesting period of one year, with limited exceptions as described below. Vesting of stock appreciation rights may be based on continued employment or the satisfaction of specified performance criteria.

Restricted Stock. Restricted stock is an award of shares that is subject to vesting conditions. Prior to vesting, a participant who has received an award of restricted stock has the right to vote the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 2021 Plan and the applicable award agreement. Dividends and other distributions made with respect to shares underlying an award of restricted stock may only be paid to a participant if, when and to the extent that the restricted stock vests. Restricted stock is subject to a minimum vesting period of one year, with limited exceptions as described below. Vesting of restricted stock may be based on continued employment or the satisfaction of specified performance criteria.

34	2021 Proxy Statement

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

Restricted Stock Units. A restricted stock unit is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property. Dividend equivalents on restricted stock units may only be paid if, when and to the extent that the restricted stock units vest. Restricted stock units are subject to a minimum vesting period of one year, with limited exceptions as described below. Vesting of restricted stock units may be based on continued employment or the satisfaction of specified performance criteria.

Other Stock-Based Awards. An other stock-based award is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock unit. Other stock-based awards may be settled in cash, shares or other property. Dividend equivalents on an other stock-based award may only be paid if, when and to the extent that the other stock-based award vest. Other stock-based awards are subject to a minimum vesting period of one year, with limited exceptions as described below. Vesting of other stock-based awards may be based on continued employment or the satisfaction of specified performance criteria.

Dividend Equivalents. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, provided, however, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.

Award Limits

Non-Employee Director Award Limits. The aggregate maximum fair market value (determined as of the date of grant) of the shares granted under the 2021 Plan in a calendar year in respect of services as a non-employee director may not exceed $200,000, and the maximum amount that may be paid in a calendar year to any non-employee director in property other than shares (including cash) in respect of services as a non-employee director may not exceed $250,000.

Employee and Consultant Award Limits. The maximum number of shares that may be granted to any employee or consultant during any one calendar year under all awards is 650,000.

Minimum Vesting Periods. All awards must be subject to a minimum vesting period of at least one year, except:

•	up to a maximum of five percent of the number of shares available under the 2021 Plan may be issued without regard for any minimum vesting period;

•

in the event of the death, disability or retirement of the participant, or involuntary termination other than for cause of the participant’s service, or in connection with a change in control of the Company only if the acquirer does not agree to the assumption or substitution of the award; and

•	for awards assumed or granted in substitution for outstanding awards of a company acquired by the Company or any affiliate.

Transferability

A participant’s rights in an award may be assigned or transferred only in the event of death.

Tax Withholding

The exercise or payment of awards and the issuance of shares under the 2021 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement.

Anti-Dilution of Our Stockholders

The Company, as managing member of Manning & Napier Group, shall cause Manning & Napier Group to issue its Class A units to the Company on a one-for-one basis at the time shares are to be issued upon the grant, exercise or vesting of awards, as applicable, to prevent dilution of our stockholders relative to other beneficial owners of Manning & Napier Group. The number of Class A units issued to the Company will be the full amount of the award then granted, vesting or exercised, less any shares withheld in payment of any exercise price or tax withholding obligation. To the extent all or any portion of an award for which Class A units have been issued to the Company is terminated or forfeited, such units shall be forfeited back to Manning & Napier Group.

Manning & Napier, Inc.	35

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

Change in Control of the Company

The Committee may provide in an award agreement provisions relating to a “change in control” of the Company; provided that, in addition to any other conditions provided for in the award agreement, any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change in control may occur only if: (i) the change in control occurs; and (ii) either (A) the employment of the participant is terminated (“double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding awards.

“Change in control” generally means the occurrence of any one or more of the following events:

•

an individual, entity or group of persons acquires the ownership, directly or indirectly, of the Company’s securities representing more than 50% of the combined voting power of the Company’s outstanding securities, other than: (i) through a merger, consolidation or similar transaction; (ii) in connection with a financing by the Company through the issuance of equity securities; and (iii) by an overall reduction in the number of the Company’s outstanding securities;

•

a merger, consolidation or similar transaction in which the Company’s stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction;

•

a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets, other than to an entity more than 50% of the combined voting power of which is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction;

•

if a majority of the members of the Board serving on the date the 2021 Plan is approved (the “Incumbent Board”) were no longer serving on the Board within any 12-month period; provided that any new Board member approved or recommended by a majority of the Incumbent Board then in office will be considered a member of the Incumbent Board; or

•	the complete dissolution or liquidation of the Company.

No change in control shall be deemed to have occurred by virtue of:

•

the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Recoupment/Clawback

Notwithstanding anything in the 2021 Plan or in any award agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or stock exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the 2021 Plan by the Company at any time.

Adjustments

In the event of any change in the outstanding shares of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or similar event, the Committee or Board, as applicable, shall adjust the:

•	class and aggregate number of shares available under the 2021 Plan;

•	individual award maximum limits under the 2021 Plan;

•	class, number and exercise price of outstanding stock options and stock appreciation rights granted under the 2021 Plan; and

•	class and number of shares subject to any other awards granted under the 2021 Plan.

36	2021 Proxy Statement

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

Amendments and Termination

The 2021 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the 2021 Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion provided that no amendment may be made without stockholder approval if such amendment would:

•	increase the number of shares available for grant under the 2021 Plan;

•	decrease the minimum stock option or stock appreciation right exercise price;

•	reduce the minimum vesting or performance periods;

•	change the individual award limits; or

•	amend or repeal the prohibitions against repricing or exchange.

No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.

The 2021 Plan may be suspended in whole or in part at any time and from time to time by the Board. The 2021 Plan shall terminate upon the adoption of a resolution of the Board terminating the 2021 Plan. No award may be granted under the 2021 Plan after the date that is 10 years from the date the 2021 Plan was last approved and adopted by the stockholders of the Company. No termination of the 2021 Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the 2021 Plan.

New Plan Benefits

The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2021 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board, as applicable. It is contemplated that any annual equity awards to non-employee directors and any new non-employee director equity awards would be made under the 2021 Plan. See “Executive Compensation—Director Compensation.”

Certain U.S. Federal Income Tax Consequences of 2021 Plan Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2021 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2021 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Nonqualified stock options. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for the Company.

Incentive stock options. A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction. Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.

Manning & Napier, Inc.	37

Proposal 5 Approval of the Company’s 2021 Stock Incentive Plan

Stock appreciation rights. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received in settlement of the stock appreciation right, which is net of the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted stock, restricted stock units and other stock-based awards. A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock units or other stock-based awards. When the restricted stock vests, the restricted stock units settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. However, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain, but will not result in any further deduction for the Company.

Existing Equity Compensation Plan Information. For information about the Company’s Class A common stock that was authorized for issuance under the Company’s existing compensation plans as of December 31, 2020, please see “Executive Compensation—Equity Compensation Plan Information” above.

Vote Required. The affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the 2021 Plan.

38	2021 Proxy Statement

Certain Relationships and Related Party Transactions

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to our written policy, Transactions with Related Persons Policies and Procedures, our Audit Committee is generally required to review and approve or disapprove of the Company entering into certain transactions with related persons. The policy contains descriptions of certain transactions which are pre-approved transactions. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (1) any of our directors, nominees for director or executive officers; (2) any immediate family member of any of our directors, nominees for director or executive officers; and (3) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

A copy of our Transactions with Related Persons Policies and Procedures is available on our website, https://ir.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Related Party Transactions

The following is a summary of material provisions of various transactions we entered into or that were ongoing with our executive officers, directors or 5% or greater stockholders during the years ended December 31, 2020 and 2019.

Transactions with Non-Controlling Members

From time to time, the Company may be asked to provide certain services, including accounting, legal and other administrative functions for the noncontrolling members of Manning & Napier Group. While immaterial, the Company has not received any reimbursement for such services.

The Company manages the personal funds and funds of affiliated entities of certain of the Company’s executive officers and directors. Pursuant to the respective investment management agreements, in some instances the Company waives or reduces its regular advisory fees for these accounts. The aggregate value of the fees earned was less than $0.1 million for the years ended December 31, 2020 and 2019. No fees were waived in December 31, 2020 and less than $0.1 million fees were waived for the year ended December 31, 2019.

During the year ended December 31, 2020, the Company entered into an agreement with Manning Ventures, Inc., which is wholly-owned by William Manning, to reimburse Manning Ventures, Inc. up to approximately $0.2 million for certain administrative support services provided to Mr. Manning as he transitioned out of his role as Chairman of the Company’s Board of Directors.

Manning & Napier, Inc.	39

Certain Relationships and Related Party Transactions

Sale of Subsidiary

On August 30, 2019, the Company, through Manning & Napier Group, completed the sale of all of the equity interests in its wholly-owned subsidiary, Perspective Partners, LLC (“PPI”) to Manning Partners, LLC, which is wholly-owned by the Company’s former Chairman. The Company received cash proceeds of $3.1 million upon closing. Subsequent to the close, PPI and the Company entered into a sublease agreement under which PPI leases office space within the Company’s headquarters for annual rent of approximately $0.1 million over the term of the sublease, which expires on January 31, 2028.

Affiliated Fund Transactions

The Company earns investment advisory fees, distribution fees and administrative service fees under agreements with affiliated mutual funds and collective investment trusts. Fees earned for advisory and distribution services were approximately $36.5 million and $40.5 million in the years ended December 31, 2020 and 2019, respectively. Fees earned for administrative services provided were approximately $1.7 million and $2.2 million for the years ended December 31, 2020 and 2019, respectively. See Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for more information on the amounts due from affiliated mutual funds and collective investment trusts.

The Company incurs certain expenses on behalf of the collective investment trusts and has contractually agreed to limit its fees and reimburse expenses to limit operating expenses incurred by certain affiliated fund series. The aggregate value of fees waived and expenses reimbursed to, or incurred for, affiliated mutual funds and collective investment trusts was approximately $4.3 million and $5.5 million for the years ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, the Company received approximately $1.4 million in cash for reimbursement of prior expenses paid on behalf of our affiliated mutual funds and collective investment trusts. These expenses are reimbursable to the Company under an agreement with the affiliated mutual fund and collective investments trusts upon the settlement of a claim between both the affiliated mutual funds and the collective investment trusts and a third party.

Exchange Agreement

In November 2011, we entered into an exchange agreement with M&N Group Holdings, MNCC and the other direct holders of units of Manning & Napier Group (the “Exchange Agreement”). As March 31, 2021, a total of 2,021,781 units of Manning & Napier Group were held by M&N Group Holdings and MNCC in aggregate. Pursuant to the terms of the Exchange Agreement entered into at the time of the Company’s initial public offering, such units may be tendered for exchange or redemption. For any units exchanged, the Company may: (i) pay an amount of cash equal to the number of tendered units multiplied by the value of one share of the Company’s Class A common stock less a market discount and expected expenses; or, at the Company’s election, (ii) issue shares of the Company’s Class A common stock on a one-for-one basis, subject to customary adjustments. As the Company receives units of Manning & Napier Group that are exchanged, or as Manning & Napier Group units are redeemed and retired, the Company’s ownership of Manning & Napier Group will increase.

On March 15, 2020, a total of 60,012,419 Class A units, including 59,957,419 units held by William Manning, who was previously the Chairman of the Company’s Board of Directors, were tendered for either cash or shares of the Company’s Class A common stock pursuant to the exchange process. The independent directors, on behalf of the Company as managing member of Manning & Napier Group, decided to settle the transaction as a redemption, utilizing approximately $90.8 million in cash, including approximately $90.7 million paid to Mr. Manning.

On May 2, 2019, a total of 1,315,521 Class A units were tendered for either cash or shares of the Company’s Class A common stock pursuant to the exchange process. The independent directors, on behalf of the Company as managing member of Manning & Napier Group, decided to settle the transaction as a redemption, utilizing approximately $3.1 million in cash, including approximately $0.2 million paid to each of Dr. Jeffrey Coons and Mr. Charles Stamey, our former Co-chief executive officers.

The Exchange Agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Registration Rights Agreement

In November 2011, we entered into a registration rights agreement with the holders of units of Manning & Napier Group, pursuant to which the shares of Class A common stock issued upon exchanges of their units, if any, will be eligible for resale, subject to certain limitations set forth therein.

We have agreed in the registration rights agreement to indemnify the participating holders, solely in their capacity as selling stockholders, against any losses or damages resulting from or relating to any untrue statement, or omission, of any material fact contained in any registration statement, prospectus or any amendments or supplements thereto pursuant to which they may sell the shares of our Class A

40	2021 Proxy Statement

Certain Relationships and Related Party Transactions

common stock that they receive upon exchange of their units, except to the extent such liability arose from information furnished by the selling stockholder used in a shelf registration statement, and the participating holders have agreed to indemnify us against all losses caused by their misstatements or omissions of a material fact relating to them. No selling stockholder shall be liable to the Company for an amount in excess of the amount received by such selling stockholder in the offering giving rise to such liability.

We will pay all expenses incident to our performance of, or compliance with, any registration or marketing of securities pursuant to the registration rights agreement. The selling stockholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of our Class A common stock pursuant to the registration rights agreement.

The registration rights agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Tax Receivable Agreement

In November 2011, we entered into a tax receivable agreement with the other holders of units of Manning & Napier Group, pursuant to which we are required to pay to the holders of such units 85% of the applicable cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize, or are deemed to realize in certain circumstances, as a result of any step-up in tax basis in Manning & Napier Group’s assets resulting from: (i) certain tax attributes of their units sold to us or exchanged (for shares of Class A common stock) and that are created as a result of the sales or exchanges and payments under the tax receivable agreement; and (ii) tax benefits related to imputed interest. Payments pursuant to the tax receivable agreement totaled approximately $0.3 million during the year ended December 31, 2020, of which approximately $0.2 million was paid to Mr. Manning. The remaining approximately $0.1 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement totaled approximately $0.7 million during the year ended December 31, 2019, of which approximately $0.4 million was paid to Mr. Manning. The remaining approximately $0.3 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement to Mr. Goldberg were less than $120,000 in each of the years ended December 31, 2020 and 2019.

The tax receivable agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Manning & Napier, Inc.	41

Other Matters

As of the date of this Proxy Statement, our Board of Directors knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

42	2021 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s capital stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership.

To the Company’s knowledge, with respect to the fiscal year ended December 31, 2020, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a); however, one report covering two transactions was filed late by Mr. William Manning, the former Chairman of our Board of Directors, during 2020.

Manning & Napier, Inc.	43

Stockholder Proposals for the 2022 Annual Meeting

In order for a stockholder proposal to be eligible to be considered for inclusion in the Company’s proxy statement and proxy card for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) under Rule 14a-8 of the Exchange Act, the proposal must be received by the Company at its principal executive offices, 290 Woodcliff Drive, Fairport, New York 14450, Attn: Corporate Secretary, no later than December 30, 2021, and must otherwise comply with Rule 14a-8 of the Exchange Act. A stockholder wishing to present other proposals at the 2022 Annual Meeting, including any nomination of persons for election to the Board of Directors, must provide proper written notice such that the proposal must: (1) be received by the Company at the address set forth in the preceding sentence not less than 90 days nor more than 120 days prior to June 16, 2022; provided that if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2021 Annual Meeting of Stockholders, the proposal must be received by the Company in accordance with its Amended and Restated Bylaws and applicable law no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed and the date on which public disclosure of the meeting date was made; and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Amended and Restated Bylaws and policies. A stockholder notice to the Company of any such proposal must include the information required by the Company’s Amended and Restated Bylaws.

44	2021 Proxy Statement

Householding

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Annual Report, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please: (1) mail such request to Manning & Napier, Inc. Attn: Investor Relations Department, 290 Woodcliff Drive, Fairport, New York 14450; or (2) contact our Investor Relations Department toll-free at 1-800-983-3369. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

Manning & Napier, Inc.	45

Electronic Delivery of Proxy Materials

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering stockholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, stockholders may follow the instructions when voting online at www.proxydocs.com/MN. Following the 2021 Annual Meeting, you may continue to register for electronic delivery of future documents by visiting www.proxydocs.com/MN. If you own shares of Class A common stock indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about May 3, 2021, we will send stockholders of record at the close of business on April 21, 2021 a Notice of Internet Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2020 and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting to be held on June 16, 2021. Our 2021 Proxy Statement and Annual Report for the year ended December 31, 2020, are available free of charge at www.proxydocs.com/MN.

BY ORDER OF THE BOARD OF DIRECTORS

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 29, 2021

46	2021 Proxy Statement

Exhibit A

Manning & Napier, Inc. 2021 Stock Incentive Plan

Manning & Napier, Inc.

2021 Stock Incentive Plan

Section 1.    Purpose

The purpose of the Manning & Napier, Inc. 2021 Stock Incentive Plan (the “Plan”) is to promote stockholder value and the future success of Manning & Napier, Inc. (the “Company”) by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other individuals who perform services for the Company or any of its Affiliates.

Section 2.    Definitions

2.1    “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, any entity included in the audited consolidated financial statements of the Company and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.

2.2    “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; (d) Restricted Stock Units granted pursuant to Section 9; and (e) Other Stock-Based Awards granted pursuant to Section 10.

2.3    “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.

2.4    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

2.5    “Board” shall mean the Board of Directors of the Company.

2.6    “Change in Control” means the happening of any of the following:

(a)    any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50 percent of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50 percent of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(d)    individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 12-month period; provided, however, that if the

Manning & Napier, Inc.	A-1

appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(e)    the complete dissolution or liquidation of the Company;

provided, however, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.7    “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.8    “Committee” means the Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange on which the shares of Class A Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.

2.9    “Class A Stock” means the Class A common stock, par value $.01 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.

2.10    “Company” means Manning & Napier, Inc., a Delaware corporation.

2.11    “Defined Event” means the death, Disability, retirement or involuntary termination of a Participant other than for cause, or, subject to Section 6.8, in connection with a Change in Control of the Company.

2.12     “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

2.13    “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

2.14    “Exchange” means the New York Stock Exchange, or such other principal securities market on which the shares of Class A Stock are traded.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.16    “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Affiliate, (ii) any employee benefit plan of the Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities.

2.17    “Fair Market Value” of a share of Class A Stock as of any specific date means (a) the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or (b) such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Class A Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

2.18    “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code.

2.19    “Managing Member” means the Company, as the Managing Member of MN Group.

2.20    “MN Group” means Manning & Napier Group, LLC, a Delaware limited liability company.

A-2	2021 Proxy Statement

2.21    “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.

2.22    “Other Stock-Based Award” means an Award denominated in shares of Class A Stock that is granted subject to certain terms and conditions pursuant to Section 10.

2.23    “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s surviving spouse, or if none, the individual’s estate.

2.24    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.

2.25    “Plan” has the meaning given such term in Section 1.

2.26    “Prior Plan” means the Manning & Napier, Inc. 2011 Equity Compensation Plan, as amended and restated.

2.27     “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.

2.28    “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

2.29    “Restricted Stock” means an Award of shares of Class A Stock that is granted subject to certain terms and conditions pursuant to Section 9.

2.30    “Restricted Stock Unit” means an Award of a right to receive shares of Class A Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.

2.31    “Section 409A” means Section 409A of the Code.

2.32    “Share Reserve” has the meaning given such term in Section 5.1(a).

2.33    “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Class A Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Class A Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.

2.34    “Stock Option” means a right to purchase shares of Class A Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.35    “Treasury Regulations” means the tax regulations promulgated under the Code.

2.36    “Units” mean the Class A Units of MN Group.

Section 3.    Administration

3.1    Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Committee.

3.2    Authority.

(a)    Subject only to Section 6.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.

(b)    The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

Manning & Napier, Inc.	A-3

(c)    The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3.3    Repricing Prohibited Absent Stockholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 11, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option or Stock Appreciation Right may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option or Stock Appreciation Right having an exercise price below that of the Stock Option or Stock Appreciation Right which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 11, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the stockholders of the Company.

3.4    Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

3.5    Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.

Section 4.    Participation

4.1    Eligible Individuals. Consistent with the purposes of the Plan, subject to Section 6.3, the Committee shall have exclusive power to select the employees and non-employee directors of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.

4.2    Conditions to Receipt of Awards.

(a)    Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

(b)    Notwithstanding anything herein to the contrary, no Award of Options or Restricted Stock and no issuance of shares of Class A Stock upon exercise of an Option or the settlement of any Restricted Stock Unit or Stock-Based Award, may be made to an individual who has committed any act which could serve as a basis for (i) denial, suspension or revocation of the registration of any investment adviser, including Affiliates of the Company, under Section 203(e) of the Investment Advisers Act of 1940, as amended, or for disqualification of any investment adviser, including Affiliates of the Company, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, as amended, (ii) precluding the Company or its Affiliates from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, as amended, or (iii) precluding the Company or its Affiliates from qualifying as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.

Section 5.    Shares Subject to Plan and Share Limits

5.1    Maximum Number of Shares that May Be Issued.

(a)    Available Shares. Subject to adjustment as provided in Section 11, the maximum number of shares of Class A Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be (i) 3,124,420, the number of shares of Class A Stock available for issuance under the Prior Plan on December 31, 2020, plus (ii) any shares of Class A Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason on or after January 1, 2021, without the issuance of shares, minus (iii) the number of shares of Class A Stock granted under the Prior Plan on or after January 1, 2021 and before the Effective Date (collectively, the “Share Reserve”). For the avoidance of doubt, any shares of Class A Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan on or after January 1, 2021, shall not become available under the Plan. No awards may be granted under the Prior Plan on or after the Effective Date.

A-4	2021 Proxy Statement

(b)    Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Class A Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number of shares of Class A Stock authorized for grant to an individual in any calendar year described in Section 5.2.

(c)    Share Counting. For purposes of counting shares against the maximum number of shares of Class A Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Class A Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Class A Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.

(d)    Shares Added Back. Shares of Class A Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Class A Stock will again be available for issuance under the Plan. The following shares of Class A Stock, however, may not again be made available for grant in respect of Awards under the Plan:

(i)    shares of Class A Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;

(ii)    shares of Class A Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;

(iii)    shares of Class A Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and

(iv)    shares of Class A Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.

(e)    Source of Shares. Shares of Class A Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(f)    Fractional Shares. No fractional shares of Class A Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Class A Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Class A Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Class A Stock.

5.2    Maximum Individual Limits.

(a)    For awards granted to individuals other than non-employee directors, subject to adjustment as provided in Section 11, the maximum number of shares of Class A Stock that may be granted to any individual during any one calendar year under all Awards shall be 650,000.

(b)    The aggregate maximum Fair Market Value (determined as of the date of grant) of the shares of Class A Stock with respect to which Awards are granted under the Plan in any calendar year to any non-employee director in respect of services as a non-employee director shall not exceed $200,000. The maximum amount that may be paid in any calendar year to any non-employee director in property other than shares of Class A Stock (including cash) in respect of services as a non-employee director shall not exceed $250,000.

5.3    Anti-Dilution. The Managing Member shall cause MN Group to issue Units to the Company on a one-for-one basis:

(a)    for an Award of Options, at the time of exercise and in an amount equal to the number of shares of Class A Stock for which the Option is then exercised (less any shares of Class A Stock withheld in payment of the exercise price or tax withholding obligation);

(b)    for an Award of Restricted Stock, at the time of grant and in an amount equal to the number of shares subject to such Award (less any shares of Class A Stock withheld in payment of any purchase price or tax withholding obligation);

(c)    for an Award of Restricted Stock Units, at the time of vesting and in an amount equal to the number of shares of Class A Stock then vesting (less any shares of Class A Stock withheld in payment of any purchase price or tax withholding obligation); and

(d)    for any Stock Appreciation Right or Other Stock-Based Award, at the time of issuance of shares of Class A Stock pursuant to such Award and in an amount equal to the number of shares of Class A Stock then issued (less any shares of Class A Stock withheld in payment of any purchase price, exercise price or tax withholding obligation).

Following the issuance of Units to the Company with respect to an Award, to the extent all or any portion of the Award is terminated or forfeited, such Units shall be forfeited back to MN Group.

Section 6.    Awards Under Plan

6.1    Types of Awards. Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. As provided by Section 3.2(b), the Committee may also grant

Manning & Napier, Inc.	A-5

any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.

6.2    Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine; provided, however, dividends or dividend equivalents shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests, and dividends and dividend equivalents shall, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Class A Stock subject to the same vesting or performance conditions as the underlying Award.

6.3    Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors.

6.4    Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

6.5    Exclusion from Minimum Vesting Requirements. Awards granted under Section 7, Section 8, Section 9 and Section 10 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(a)    up to a maximum of five percent of the maximum number of shares of Class A Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards granted under Section 7, Section 8, Section 9 or Section 10 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections; and

(b)    continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

6.6    Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.

6.7    Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Class A Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.

6.8    Change in Control. The Committee may include in an Award Agreement provisions related to a Change in Control, provided that, any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change in Control may occur only if (i) the Change in Control occurs and (ii) either (A) the employment of the Participant is terminated (as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards.

6.9    Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.9 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

A-6	2021 Proxy Statement

6.10    Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Company at any time.

Section 7.    Stock Options

7.1    Grant of Stock Options. The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Class A Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine.

7.2    Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Class A Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.

7.3    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be subject to each Stock Option.

7.4    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Options shall not vest for at least one year after the date of grant.

7.5    Exercisability. The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Class A Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:

(a)    cash;

(b)    if permitted by the Committee, by instructing the Company to withhold a number of shares of Class A Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(c)    if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Class A Stock that have been held by the Participant for at least six months (or such short period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(d)    if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Class A Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(e)    any combination of the foregoing.

7.6    Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Class A Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Class A Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Class A Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Class A Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Share Reserve.

Section 8.    Stock Appreciation Rights

8.1    Grant of Stock Appreciation Rights. The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Class A Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine.

Manning & Napier, Inc.	A-7

8.2    Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Class A Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.

8.3    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be subject to each Award of Stock Appreciation Rights.

8.4    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Appreciation Rights shall not vest for at least one year after the date of grant.

8.5    Exercisability. Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.

8.6    Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Class A Stock having an aggregate Fair Market Value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Class A Stock, at the date of such exercise, over the exercise price per share, times the number of shares of Class A Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the shares of Class A Stock it would otherwise be obligated to deliver.

Section 9.    Restricted Stock and Restricted Stock Units

9.1    Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

9.2    Number of Shares of Class A Stock. The Committee shall determine the number of shares of Class A Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.

9.3    Restricted Stock Issuance. Shares of Class A Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Class A Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

9.4    Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine.

9.5    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Restricted Stock and Restricted Stock Units shall not vest for at least one year after the date of grant.

9.6    Stockholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Class A Stock, including the right to vote the same, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement; provided, however, dividends or other distributions made with respect to such shares of Class A Stock shall only be paid to a Participant if, when and to the extent that the Restricted Stock vests, as required by Section 6.2.

Section 10.    Other Stock-Based Awards

10.1    Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

10.2    Vesting Conditions. The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine.

10.3    Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Other Stock-Based Awards shall not vest for at least one year after the date of grant.

A-8	2021 Proxy Statement

10.4    Settlement. The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Class A Stock or other property, or any combination thereof.

Section 11.    Dilution and Other Adjustments

11.1    Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Class A Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Class A Stock that may be delivered under the Plan as described in Section 5.1 and the Award limits under Section 5.2 and Section 6.3, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

11.2    Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Class A Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Class A Stock subject to such Award would have received in such merger, consolidation or similar transaction.

11.3    Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Class A Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Class A Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Class A Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Class A Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Class A Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.

Section 12.    Amendment of Plan or Awards

The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without stockholder approval if such amendment would:

(a)    increase the number of shares available for grant specified in Section 5.1 (other than pursuant to Section 11);

(b)    decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 11);

(c)    reduce the minimum vesting or performance periods set forth in Section 7.4, Section 8.4, Section 9.5 and Section 10.3;

(d)    change the Award limits set forth in Section 5.2 or Section 6.3 (other than pursuant to Section 11); or

(e)    amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.

Manning & Napier, Inc.	A-9

No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any stockholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.

Section 13.    Plan Termination

13.1    Suspension. The Plan may be suspended in whole or in part at any time and from time to time by the Board.

13.2    Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the stockholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 12.

Section 14.    Miscellaneous

14.1    Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.

14.2    Reservation of Rights of Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

14.3    Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

14.4    General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Class A Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

14.5    Rights as a Stockholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights, Restricted Stock Units, Other Stock-Based Awards or other Awards shall have no rights as a stockholder with respect to any shares of Class A Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Class A Stock or other instrument of ownership, if any. Except as provided in Section 11, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

14.6    Compliance with Applicable Laws. No shares of Class A Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Class A Stock to be issued hereunder or to effect similar compliance under any state or local laws.

14.7    Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Class A Stock, including shares of Class A Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Class A Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Class A Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Class A Stock or other property, or any combination thereof that would otherwise be

A-10	2021 Proxy Statement

distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

14.8    Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

14.9    Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

14.10    No Warranty of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its stockholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

14.11    Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

14.12    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

14.13    Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

14.14    Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A and any Section 409A compliance policy of the Company. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon the earlier of six months and one day after such separation from service, and the date of the Participant’s death. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

*    *    *    *    *

Manning & Napier, Inc.	A-11

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/MN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-859-2518 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/MN

Manning & Napier, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 21, 2021

TIME:        Wednesday, June 16, 2021 09:00 AM, Eastern Time

PLACE:    Annual Meeting to be held live via the Internet

                  please visit www.proxydocs.com/MN

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sarah Turner and Paul Battaglia, (“Named Proxies”) and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Manning & Napier, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IDENTICALLY TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Manning & Napier, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 5

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE

HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of six directors to the Company’s board of directors.
		FOR	WITHHOLD
	1.01 Richard S. Goldberg					FOR

	1.02 Barbara Goodstein					FOR

	1.03 Lofton Holder					FOR

	1.04 Kenneth A. Marvald					FOR

	1.05 Marc O. Mayer					FOR

	1.06 Edward J. Pettinella					FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.					FOR

3.	An advisory (non-binding) vote approving the compensation of our named executive officers.					FOR

		1YR	2YR	3YR	ABSTAIN
4.	An advisory (non-binding) vote on the frequency of the advisory vote approving the compensation of our named executive officers.					1 YEAR

		FOR	AGAINST	ABSTAIN
5.	Approval of the Company’s 2021 Stock Incentive Plan.					FOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date